EXHIBIT 10.4


                                                                       COMPOSITE
CONFORMED COPY



                        LUND INTERNATIONAL HOLDINGS, INC.
                           DEFLECTA-SHIELD CORPORATION
                          LUND INDUSTRIES, INCORPORATED
                              BELMOR AUTOTRON CORP.
                                    DFM CORP.
                             AUTO VENTSHADE COMPANY



        $25,000,000 12.5% Senior Subordinated Notes due December 31, 2006



               Warrants to Purchase up to 704,839 shares of Common
       Stock (or 70,483.9 shares of Series B Preferred Stock, as provided in section 12 hereof)
          (subject to adjustment) of Lund International Holdings, Inc.





                      ------------------------------------
                          SECURITIES PURCHASE AGREEMENT
                      ------------------------------------





                                December 23, 1998

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
1.    Authorization of Securities; Other Purchasers; etc.                                 1

2.    Sale and Purchase of Securities                                                     2

3.    Closings                                                                            2

4.    Conditions to Closings                                                              3

      4.1.     Conditions to Auto Ventshade Closing                                       3
      4.2.     Conditions to Smittybilt Closing                                           6
      4.3.     Conditions to Each Closing                                                 8
      4.4.     Joint and Several Obligations, etc.                                        9

5.    Representations and Warranties                                                      9

      5.1.     Organization, Standing, etc. of the Companies                              9
      5.2.     Names; Jurisdiction of Incorporation, Subsidiaries, etc.                  10
      5.3.     Qualification                                                             10
      5.4.     Business, etc.                                                            10
      5.5.     Capital Stock                                                             10
      5.6.     Financial Statements                                                      12
      5.7.     Changes; Solvency, etc.                                                   12
      5.8.     Tax Returns and Payments                                                  13
      5.9.     Funded Debt, Current Debt, Liens, Investments, Transactions with
                  Affiliates, Leases and Derivative Transactions                         13
      5.10.    Title to Properties; Liens; Leases                                        14
      5.11.    Litigation, etc.                                                          14
      5.12.    Valid and Binding Obligations; Compliance with Other Instruments;
                  Absence of Restrictions, etc.                                          14
      5.13.    ERISA                                                                     16
      5.14.    Consents, etc.                                                            17
      5.15.    Proprietary Rights; Licenses                                              17
      5.16.    Offer of Securities; Investment Bankers                                   18
      5.17.    Government Regulation                                                     18
      5.18.    Year 2000 Matters                                                         18
      5.19.    Labor Relations; Suppliers, Distributors and Customers                    18
      5.20.    Disclosure                                                                19

6.    Use of Proceeds; Regulation U, etc.                                                19

7.    Financial Statements and Information                                               20

8.    Inspection; Confidentiality                                                        23




9.    Prepayment of Notes                                                                24

      9.1.     [Intentionally Omitted.]                                                  24
      9.2      Optional Prepayment With Premium of Notes                                 24
      9.3.     Prepayment With Premium at the Option of Holders of Notes upon a
                  Change of Control                                                      25
      9.4.     Allocation of Partial Prepayments of Notes                                25
      9.5.     Notice of Optional Prepayments of Notes                                   25
      9.6.     Maturity; Accrued Interest; Surrender, etc. of Notes                      26
      9.7.     Purchase of Notes                                                         26
      9.8.     Payment on Non-Business Days                                              26
      9.9.     Application of Notes in Satisfaction of Exercise Price of Warrants        26

10.   Subordination of Notes and Subsidiary Guarantees                                   26

11.   Registration, etc.                                                                 26

12.   Certain Provisions Concerning the Management Stock Option Plan and the
         Warrants                                                                        27

      12.1.    Management Stock Option Plan; Excluded Outstanding Options                27
      12.2.    Warrants Exercisable for Series B Preferred Stock Under Certain
                  Circumstances                                                          27

13.   Board Visitation Rights                                                            28

14.   Covenants of the Companies                                                         29

      14.1.    Books of Record and Account; Reserves                                     29
      14.2.    Payment of Taxes; Corporate Existence; Maintenance of Properties;
                  Compliance with Laws; Lines of Business; Proprietary Rights            29
      14.3.    Insurance                                                                 30
      14.4.    Limitation on Discount or Sale of Receivables                             30
      14.5.    Limitation on Funded Debt and Current Debt                                30
      14.6.    Limitation on Restricted Payments                                         32
      14.7.    Certain Financial Covenants                                               33
      14.8.    Limitation on Tax Consolidation                                           35
      14.9.    Limitation on Liens                                                       35
      14.10.   Limitation on Transactions with Affiliates                                37
      14.11.   Limitations on Investments and Derivative Transactions                    37
      14.12.   Limitation on Issuance of Shares of Subsidiaries                          37
      14.13.   Limitation on Subsidiary's Consolidation or Merger                        37




      14.14.   Limitation on the Holding Company's Consolidation, Merger and Sale        38
      14.15.   Limitation on Disposition of Property                                     39
      14.16.   [Intentionally Omitted.]                                                  39
      14.17.   Modification of Certain Documents, Agreements and Instruments; Fiscal
                  Year.                                                                  39
      14.18.   Further Assurances                                                        40
      14.19.   Additional Subsidiaries                                                   40

15.   Definitions                                                                        40

      15.1.    Definitions of Capitalized Terms                                          40
      15.2.    Other Definitions                                                         58
      15.3.    Accounting Terms and Principles; Laws                                     59

16.   Remedies                                                                           59

      16.1.    Events of Default Defined; Acceleration of Maturity                       59
      16.2.    Suits for Enforcement, etc.                                               63
      16.3.    No Election of Remedies                                                   64
      16.4.    Remedies Not Waived                                                       64
      16.5.    Application of Payments                                                   64

17.   Registration, Transfer and Exchange of Securities                                  64

18.   Replacement of Securities                                                          65

19.   Amendment and Waiver                                                               65

20.   Method of Payment of Securities                                                    66

21.   Expenses; Indemnity                                                                66

22.   Taxes                                                                              67

23.   Communications                                                                     67

24.   Survival of Agreements, Representations and Warranties, etc.                       68

25.   Successors and Assigns; Rights of Other Holders                                    68

26.   Purchase for Investment; ERISA                                                     68

27.   Governing Law; Jurisdiction; Waiver of Jury Trial                                  70

28.   Miscellaneous                                                                      70




29.   Certain Limitations                                                                71

30.   Rule 144A                                                                          71

31.   Regulatory Compliance Cooperation                                                  72

      31.1.    Exchange for Nonvoting Shares                                             72
      31.2.    Future Securities Issuances                                               72
      31.3.    Certain Definitions                                                       72




Schedule I             Schedule of Purchasers

Exhibit 1(a)           Form of Senior Subordinated Note
Exhibit 1(b)           Form of Warrant
Exhibit 1(d)           Form of Subsidiary Guarantee
Exhibit 3              Wire Instructions
Exhibit 4.1(c)(ii)     Indebtedness to be Repaid at the Auto Ventshade Closing
Exhibit 4.1(c)(iv)     Form of Rights Agreement
Exhibit 4.1(f)         Opinion of Thelen Reid & Priest LLP
Exhibit 4.1(g)         Opinion of Choate, Hall & Stewart
Exhibit 4.1(h)         Additional Documents to be Delivered at or Prior to the Auto
                          Ventshade Closing
Exhibit 4.2(c)(ii)     Indebtedness to be Repaid at the Smittybilt Closing
Exhibit 4.2(h)         Additional Documents to be Delivered at or Prior to the Smittybilt
                          Closing
Exhibit 5.2            Names; Jurisdiction of Incorporation, Subsidiaries, etc.
Exhibit 5.5(a)         Capital Stock
Exhibit 5.5(b)         Rights, Options, Warrants, etc.
Exhibit 5.6(a)         Financial Statements
Exhibit 5.6(b)         Projected Financial Information
Exhibit 5.6(c)         Pro Forma Unaudited Balance Sheet
Exhibit 5.7            Restricted Payments
Exhibit 5.8            Tax Returns and Payments
Exhibit 5.9            Funded Debt, Current Debt, Liens, Investments,
                       Transactions with Affiliates, Leases and Derivative Transactions
Exhibit 5.11           Litigation
Exhibit 5.14           Consents
Exhibit 6              Schedule of Sources and Uses
Exhibit 7(c)(iii)(A)   Compliance Certificate
Exhibit 7(c)(v)        Information as to New Subsidiaries
Exhibit 14.6           Transaction Fees to Harvest


                        LUND INTERNATIONAL HOLDINGS, INC.
                           DEFLECTA-SHIELD CORPORATION
                          LUND INDUSTRIES, INCORPORATED
                              BELMOR AUTOTRON CORP.
                                    DFM CORP.
                             AUTO VENTSHADE COMPANY
                               911 Lund Boulevard
                             Anoka, Minnesota 55303

                                                               December 23, 1998

To each of the Purchasers named on Schedule I attached hereto.

Ladies and Gentlemen:

         LUND INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Holding Company"), DEFLECTA-SHIELD CORPORATION, a Delaware corporation ("Deflecta"), LUND INDUSTRIES, INCORPORATED, a Minnesota corporation ("LII"), BELMOR AUTOTRON CORP., a Delaware corporation ("Autotron"), DFM CORP., an Iowa corporation ("DFM"), and AUTO VENTSHADE COMPANY, a Delaware corporation ("AVS"), jointly and severally agree with you as follows. Certain capitalized terms used herein are defined in section 15.

1.       Authorization of Securities; Other Purchasers; etc.

                  (a) The Companies have authorized the issue and sale of their 12.5% Senior Subordinated Notes due December 31, 2006 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Notes") in the aggregate principal amount of $25,000,000. The Notes are to be substantially in the form of Exhibit 1(a) attached hereto.

                  (b) The Holding Company has authorized the issue and sale of its warrants (herein, together with any warrants issued in exchange therefor or replacement thereof, called the "Warrants") evidencing rights to purchase in the aggregate 704,839 shares (subject to adjustment) of the Holding Company Class A Common Stock (or, as further provided in section 12, 70,483.9 shares of the Holding Company's Series B Preferred Stock). The Warrants shall be exercisable for nominal consideration, shall expire on December 31, 2006 and shall be substantially in the form of Exhibit 1(b) attached hereto.

                  (c) Interest on the Notes is payable semi-annually on the last day of each February and August, commencing February 28, 1999, and at maturity. As further provided in section 29, in no event shall the amount paid or agreed to be paid by the Obligors as interest and premium on any

         Note exceed the highest lawful rate permissible under any law applicable thereto.

                  (d) Each Subsidiary of the Holding Company (other than Deflecta, LII, Autotron, DFM, AVS and, after the Smittybilt Closing Date, Smittybilt) and each Person, if any, which hereafter becomes a Subsidiary of the Holding Company shall unconditionally guarantee the Notes and all other obligations of the Holding Company and its Subsidiaries, if any, under the Operative Documents pursuant to separate subordinated guarantees each substantially in the form of
         Exhibit 1(d) attached hereto (as amended, modified and supplemented from time to time, each a "Subsidiary Guarantee"; collectively, the "Subsidiary Guarantees").

                  (e) The Securities are to be issued under this Agreement and separate Securities Purchase Agreements (the "Other Securities Purchase Agreements") identical herewith (except as to the name and address of each of the other purchasers) being entered into concurrently by the Companies with each of the other purchasers (the "Other Purchasers") named in Schedule I attached hereto. The issue of Securities to you and the issues of Securities to each of the Other Purchasers are separate transactions and you shall not be liable or responsible for the acts or defaults of the Other Purchasers.

2. Sale and Purchase of Securities. The Companies will issue and sell to you and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Companies contained herein and in the other Operative Documents, you will purchase from the Companies, at each Closing, as specified in section 3, such Securities as are specified on that portion of Schedule I attached hereto as is applicable to you. The aggregate purchase price of the Notes and Warrants to be sold at the Auto Ventshade Closing shall be $20,000,000, which shall be allocated (a) $2,600,000 to such Warrants and (b) $17,400,000 to such Notes; the aggregate purchase price of the Notes and Warrants to be sold at the Smittybilt Closing shall be $5,000,000, which shall be allocated in a manner consistent with the foregoing allocation. The Companies, you and each of the Other Purchasers agree that the values ascribed to the Securities (which values shall be used by the Companies, you and the Other Purchasers, as well as any subsequent holder of any of the Securities, for all purposes, including the preparation of tax returns) shall be determined in accordance with the foregoing.

3. Closings. The sale and purchase of the Securities hereunder and under the Other Securities Purchase Agreements shall occur at two closings (each, a "Closing"), one of which (the "Auto Ventshade Closing") shall occur at the time of the closing of the Auto Ventshade Acquisition and the other of which (the "Smittybilt Closing") shall occur at the time of the closing of the Smittybilt Acquisition. Each Closing shall take place at the office of Messrs. Choate, Hall & Stewart, Exchange Place, 53 Stat Street, Boston, Massachusetts 02109. The Auto Ventshade Closing shall occur on December 23, 1998 (or such other date (not later than January 31, 1999)) as may be agreed to in writing by the Companies, you and each of the Other Purchasers (the "Auto Ventshade Closing Date"). The Smittybilt Closing shall occur on such date which is not later than 90 days following the Auto Ventshade Closing Date and is specified by the Companies in an Officers' Certificate delivered to you and the Other Purchasers not less than 7 nor more than 25 days prior to the date so specified (the "Smittybilt Closing Date"). At each Closing, the Companies will deliver to you the Securities to be issued to you at such Closing against payment of the purchase price thereof to (or for the benefit of) the Companies in immediately available funds in accordance with the wire instructions set forth on Exhibit 3 attached hereto. Delivery of the Securities to be issued to you at each Closing shall be made in the form of one or more Notes and Warrants, in such denominations and registered in such names as are specified on Schedule I attached hereto and in each case dated, and in the case of the Notes, bearing interest from the applicable Closing Date. If at either Closing the Companies shall fail to tender the Securities to be delivered to you thereat as provided herein, or if at either Closing any of the conditions specified in section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement with respect to such Closing, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.

4.       Conditions to Closings.

         4.1. Conditions to Auto Ventshade Closing. Your obligation to purchase and pay for the Securities to be issued to you hereunder at the Auto Ventshade Closing is subject to the fulfillment to your satisfaction, prior to or at the Auto Ventshade Closing, of the following conditions:

                  (a) Representations and Warranties Correct. The representations and warranties made by the Companies herein and in the other Operative Documents shall have been correct when made and shall be correct in all material respects at and as of the time of the Auto Ventshade Closing (after giving effect to the transactions consummated at the Auto Ventshade Closing).

                  (b) Performance; No Default. The Companies shall have performed all agreements and complied in all material respects with all conditions contained herein and in the other Operative Documents required to be performed or complied with by them prior to or at the Auto Ventshade Closing, including, without limitation, the conditions set forth in section 4.1(c), and at the time of the Auto Ventshade Closing, no Default or Event of Default shall exist and no condition shall exist which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

                  (c) Related Transactions.

                           (i) The Auto Ventshade Acquisition shall have been
                  consummated in accordance with the terms of the Auto Ventshade Acquisition Documents. The aggregate purchase price paid by or on behalf of the Holding Company in respect of the Auto Ventshade Acquisition, excluding all related transaction fees and expenses (which shall not exceed $4,500,000 in the aggregate), shall not exceed $66,875,000, subject to adjustment as provided in section 1.3 of the Auto Ventshade Acquisition Agreement. No material condition for the benefit of the Holding Company under any of the Auto Ventshade Acquisition Documents shall have been waived. All filings and consents necessary to effect the Auto Ventshade Acquisition shall have been made and obtained. The terms of the Auto Ventshade Acquisition Documents shall be satisfactory to you in all material respects.

                           (ii) The debt and equity capitalization of the
                  Holding Company and its Subsidiaries shall be in all respects reasonably satisfactory to you. Without limiting the generality of the foregoing, the Persons indicated on Exhibit 5.5(a) attached hereto shall have purchased from the Holding Company the Shares of the Holding Company specified on such exhibit and shall have paid the consideration specified for such Shares on such exhibit (which consideration shall include new equity contributions in cash of not less than $25,000,000 in the aggregate, of which $1,666,667 shall have been contributed by the MassMutual Group), in each case upon terms reasonably satisfactory to you in all material respects. After giving effect to the Auto Ventshade Closing, neither the Holding Company nor any of its Subsidiaries shall have any Funded Debt or Current Debt other than that evidenced by the Notes issued and sold on or prior to such Closing and that which is specified on Exhibit 5.9 attached hereto. The Companies shall have repaid in full all of the Indebtedness (and all interest accrued thereon) specified on Exhibit 4.1(c)(ii) attached hereto and all related Liens shall have been terminated and you shall have received evidence of the foregoing (including, without limitation, payoff letters, mortgage discharges and UCC termination statements).

                           (iii) The Organizational Documents of the Holding
                  Company and each of its Subsidiaries shall be reasonably satisfactory to you in all material respects.

                           (iv) You, each of the Other Purchasers, the Holding
                  Company, each of the Harvest Funds, BancBoston Capital Inc. and Liberty Mutual Insurance Company shall have entered into a Rights Agreement substantially in the form of Exhibit 4.1(c)(iv) attached hereto (the "Rights Agreement"), and such agreement shall be in full force and effect.

                           (v) The Companies shall have entered into the
                  Executive Employment Agreements, each of which shall be satisfactory to you in all material respects.

                           (vi) The Senior Loan Documents shall have been
                  executed and delivered and shall be in full force and effect. The Companies shall have established pursuant thereto (A) a $30,000,000 four-year senior secured revolving credit facility, (B) a $19,250,000 four-year senior secured term loan facility, (C) a $21,950,000 six-year senior secured term loan facility and (D) a $34,500,000 seven-year senior secured term loan facility. The aggregate amount of the Companies' unused -
                  - - - borrowing availability immediately following the Auto Ventshade Closing under such revolving credit facility shall be at least $10,000,000, and you shall have been furnished with a borrowing base certificate satisfactory in form and substance to you evidencing the same. The Senior Loan Documents shall be satisfactory to you in all material respects.

                           (vii) The Harvest Manager shall have agreed in
                  writing that payments under the Harvest Consulting Agreement are subject to the provisions of section 14.6 hereof.

                           (viii) The terms and provisions of the Holding
                  Company's stock option plans (collectively, the "Management Stock Option Plan") shall be reasonably satisfactory to you in all material respects.

                  (d) Compliance Certificate. At the Auto Ventshade Closing, you shall have received an Officers' Certificate, dated the Auto Ventshade

         Closing Date, certifying that the conditions specified in sections 4.1(a) and (b) have been fulfilled.

                  (e) Subsidiary Guarantees. Subsidiary Guarantees shall have been duly authorized, executed and delivered by each Subsidiary of the Holding Company (other than Deflecta, LII, Autotron, DFM and AVS) and shall be in full force and effect.

                  (f) Opinion of Counsel for the Obligors. At the Auto Ventshade Closing, you shall have received an opinion, dated the Auto Ventshade Closing Date, from Thelen Reid & Priest LLP, counsel for the Obligors, substantially in the form of Exhibit 4.1(f) attached hereto.

                  (g) Opinion of Your Special Counsel. At the Auto Ventshade Closing, you shall have received an opinion dated the Auto Ventshade Closing Date, from your special counsel, Choate, Hall & Stewart, substantially in the form of Exhibit 4.1(g) attached hereto.

                  (h) Certain Additional Documents to be Delivered at or Prior to the Auto Ventshade Closing. You shall have received the items specified on Exhibit 4.1(h) attached hereto, each of which shall be in form and substance reasonably acceptable to you.

                  (i) Sale of Securities to Other Purchasers. At the Auto Ventshade Closing, the Companies shall issue to the Other Purchasers the Securities to be issued at the Auto Ventshade Closing to the Other Purchasers pursuant to the Other Securities Purchase Agreements and shall receive payment in full of the purchase price thereof.

                  (j) Payment of Commitment Fee and Transaction Costs. The Companies shall have paid, in immediately available funds, (a) a nonrefundable commitment fee to you and the Other Purchasers in the aggregate amount of $400,000, which fee (i) shall be allocated among you and the Other Purchasers in proportion to the aggregate principal amount of the Notes committed to be purchased by each at the Auto Ventshade Closing and (ii) shall be paid by deducting such allocated amounts from the payments made by you and the Other Purchasers at the Auto Ventshade Closing for such Notes pursuant to section 2, and (b) all fees, expenses and disbursements incurred by you and the Other Purchasers at or prior to the time of the Auto Ventshade Closing in connection with the transactions contemplated by the Operative Documents, including, without limitation, the reasonable fees, expenses and disbursements of your special counsel.

         4.2. Conditions to Smittybilt Closing. Your obligation to purchase and pay for the Securities to be issued to you hereunder at the Smittybilt Closing is subject to the fulfillment to your satisfaction, prior to or at the Smittybilt Closing, of the following conditions:

                  (a) Representations and Warranties Correct. The representations and warranties made by the Companies herein and in the other Operative Documents shall have been correct when made and shall be correct in all material respects at and as of the time of the Smittybilt Closing (after giving effect to the transactions consummated at the Auto Ventshade Closing and the Smittybilt Closing), except (i) as a result of changes in the ordinary course of business and (ii) for any representation or warranty limited by its terms to a specific date prior to the date of the Smittybilt Closing).

                  (b) Performance; No Default. The Companies shall have performed all agreements and complied in all material respects with all conditions contained herein and in the other Operative Documents required to be performed or complied with by them prior to or at the Smittybilt Closing, including, without limitation, the conditions set forth in section 4.2(c), and at the time of the Smittybilt Closing, no Default or Event of Default shall exist and no condition shall exist which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

                  (c) Related Transactions.

                           (i) The Smittybilt Acquisition shall have been
                  consummated in accordance with the terms of the Smittybilt Acquisition Documents. The aggregate purchase price paid by or on behalf of the Holding Company in respect of the Smittybilt Acquisition, excluding all related transaction fees and expenses (which shall not exceed $1,000,000 in the aggregate), shall not exceed $18,000,000. No material condition for the benefit of the Holding Company under any of the Smittybilt Acquisition Documents shall have been waived. All filings and consents necessary to effect the Smittybilt Acquisition shall have been made and obtained (except for any such filing or consent, as to which the failure to make or obtain will not, and could not reasonably be expected to, result in a Material Adverse Change). The terms of the Smittybilt Acquisition Documents shall be satisfactory to you in all material respects.

                           (ii) The debt and equity capitalization of the
                  Holding Company and its Subsidiaries shall be in all respects reasonably satisfactory to you. Without limiting the generality of the foregoing, the Persons (other than the MassMutual Group) indicated on Exhibit 5.5(a) attached hereto shall have purchased from the Holding Company the Shares of the Holding Company specified on such exhibit and shall have paid the consideration specified for such Shares on such exhibit (which consideration shall include new equity contributions in cash of not less than $5,000,000 in the aggregate, of which $333,333 shall have been contributed by the MassMutual Group), in each case upon terms satisfactory to you in all material respects. After giving effect to the Smittybilt Closing, neither the Holding Company nor any of its Subsidiaries shall have any Funded Debt or Current Debt other than that evidenced by the Notes issued and sold on or prior to such Closing and that which is specified on Exhibit 5.9 attached hereto and/or permitted under section
                  14.5 hereof. The Companies shall have repaid in full all of the Indebtedness (and all interest accrued thereon) specified on Exhibit 4.2(c)(ii) attached hereto and all related Liens shall have been terminated and you shall have received evidence of the foregoing (including, without limitation, payoff letters, mortgage discharges and UCC termination statements).

                           (iii) The Organizational Documents of the Holding
                  Company and each of its Subsidiaries shall be satisfactory to you in all material respects.

                           (iv) The Senior Loan Documents shall be in full force
                  and effect. The aggregate amount of the Companies' unused borrowing availability immediately following the Smittybilt Closing under such revolving credit facility shall be at least $10,000,000, and you shall have been furnished with a borrowing base certificate reasonably satisfactory in form and substance to you evidencing the same. The Senior Loan Documents shall be satisfactory to you in all material respects.

                           (v) The Notes issued at the Auto Ventshade Closing
                  shall have been exchanged for new Notes identical to the Notes issued at the Auto Ventshade Closing except that Smittybilt shall be an additional issuer thereof, and Smittybilt shall have executed a joinder to this Agreement by which it shall acknowledge that it is a "Company" hereunder and, as such, is bound by the terms hereof and of all other applicable Operative Documents.

                           (vi) The Companies shall have furnished to you (A) a
                  revised Exhibit 5.9 disclosing the information required to be set forth therein to make such exhibit accurate after giving effect to the consummation of the transactions on the Smittybilt Closing Date and (B) a schedule of sources and uses setting forth the payments effected on such date in connection with such transactions, all of which shall be satisfactory to you in all material respects.

                  (d) Compliance Certificate. At the Smittybilt Closing, you shall have received an Officers' Certificate, dated the Smittybilt Closing Date, certifying that the conditions specified in sections 4.2(a) and (b) have been fulfilled.

                  (e) Subsidiary Guarantees. Subsidiary Guarantees shall have been duly authorized, executed and delivered by each Subsidiary of the Holding Company (other than Deflecta, LII, Autotron, DFM , AVS and Smittybilt) and shall be in full force and effect.

                  (f) Opinion of Counsel for the Obligors. At the Smittybilt Closing, you shall have received an opinion, dated the Smittybilt Closing Date, from Thelen Reid & Priest LLP, counsel for the Obligors, substantially in the form of Exhibit 4.1(f) attached hereto and addressing such other matters as you may reasonably request.

                  (g) Opinion of Your Special Counsel. At the Smittybilt Closing, you shall have received an opinion dated the Smittybilt Closing Date, from your special counsel, Choate, Hall & Stewart, substantially in the form of Exhibit 4.1(g) attached hereto.

                  (h) Certain Additional Documents to be Delivered at or Prior to the Smittybilt Closing. You shall have received the items specified on Exhibit 4.2(h) attached hereto, each of which shall be in form and substance reasonably acceptable to you.

                  (i) Sale of Securities to Other Purchasers. At the Smittybilt Closing, the Companies shall issue to the Other Purchasers the Securities to be issued at the Smittybilt Closing to the Other Purchasers pursuant to the Other Securities Purchase Agreements and shall receive payment in full of the purchase price thereof.

                  (j) Payment of Commitment Fee and Transaction Costs. The Companies shall have paid, in immediately available funds, (a) a nonrefundable commitment fee to you and the Other Purchasers in the aggregate amount of $100,000, which fee (i) shall be allocated among you and the Other Purchasers in proportion to the aggregate principal amount of the Notes committed to be purchased by each at the Smittybilt Closing and (ii) shall be paid by deducting such allocated amounts from the payments made by you and the Other Purchasers at the Smittybilt Closing for such Notes pursuant to section 2, and (b) all fees, expenses and disbursements incurred by you and the Other Purchasers at or prior to the time of the Smittybilt Closing in connection with the transactions contemplated by the Operative Documents, including, without limitation, the reasonable fees, expenses and disbursements of your special counsel.

         4.3. Conditions to Each Closing. Your obligation to purchase and pay for the Securities to be purchased by you hereunder at the Auto Ventshade Closing and the Smittybilt Closing is subject to the fulfillment to your satisfaction, at each such Closing, of the following conditions:

                  (a) Legal Investment; Certificate. At the time of such Closing, your purchase of the Securities to be issued pursuant hereto shall be permitted under the laws and regulations of any jurisdiction to which you are subject (without resort to any provision of any such law permitting limited investments by you without restriction as to the character of the particular investment), and you shall, if requested by you, have received an Officers' Certificate, dated the applicable Closing Date, certifying as to such matters as you may request to enable you to determine whether your purchase is so permitted.

                  (b) Sale and Purchase Not Forbidden by Law. The offer, issue, sale and delivery by the Companies of the Securities to be issued pursuant hereto and your purchase of such Securities at such Closing shall not be prohibited by and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any law, statute, rule or regulation.

                  (c) Proceedings and Documents. All proceedings in connection with the transactions contemplated by the Operative Documents and all agreements, documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or copies thereof as you or they may reasonably request.

         4.4. Joint and Several Obligations, etc. All representations contained herein shall be deemed to be separately made by each of the Obligors, and each of the covenants, agreements and obligations set forth herein shall be deemed to be the joint and several covenants, agreements and obligations of each of the Obligors. Any notice, request, consent, report or other information or agreement delivered by any of the Obligors shall be deemed to be ratified by, consented to and also delivered by each of the other Obligors. Each of the Obligors recognizes and agrees that each covenant and agreement of the "Obligors" under this Agreement and the other Operative Documents shall create a joint and several obligation of each of them, which may be enforced against any of them, jointly, or against each of them separately, provided, however, that in no event shall the liability of any Obligor under this Agreement and the other Operative Documents exceed the maximum amount that, after giving effect to the incurring of the obligations hereunder and under such other Operative Documents and to any rights to contribution of such Obligor from Affiliates of such Obligor, would not render the rights of the holders of the Notes to payment hereunder and under such other Operative Documents void, voidable or avoidable under any applicable fraudulent transfer or conveyance law.

5. Representations and Warranties. The Companies jointly and severally represent and warrant that, as of the date hereof and as of each Closing Date (after giving effect to the other transactions consummated at each Closing):

         5.1. Organization, Standing, etc. of the Companies. The Holding Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now conducted, and now proposed to be conducted, to execute, deliver and perform each of the Operative Documents to which it is (or is to be) a party and to consummate the transactions contemplated by the Operative Documents and no approval of the stockholders of the Holding Company or any class thereof is required in connection therewith which has not been obtained (except that stockholder approval is required for the conversion of the Series B Preferred Stock issuable upon exercise of the Warrants at any time prior to the Trigger Date (as defined and further provided in section 12) into Holding Company Common Stock.

         5.2. Names; Jurisdiction of Incorporation, Subsidiaries, etc. Exhibit
5.2 attached hereto correctly specifies as to the Holding Company and each Subsidiary (a) its legal name, (b) the jurisdiction of its incorporation and (c) each jurisdiction (other than its jurisdiction of incorporation) in which it is qualified to do business. The Holding Company does not have any Subsidiary that is not named on Exhibit 5.2 attached hereto.

         5.3. Qualification. Each of the Holding Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

         5.4. Business, etc. The Holding Company and its Subsidiaries are engaged in the business (the "Business") of manufacturing, marketing, distributing and selling external accessories for motor vehicles.

         5.5. Capital Stock.

                  (a) Exhibit 5.5(a) attached hereto correctly and fully specifies as to the Holding Company and each of its Subsidiaries (after giving effect to the transactions consummated at such Closing) (i) its authorized and outstanding Shares and (ii) the name of each record and beneficial owner of such Shares that, to the knowledge of the Companies, based on filings pursuant to sections 13(d) and 16(a) of the Exchange Act (and as to consideration, to the extent required to be disclosed therein), beneficially owns 5% or more of the Shares of any class of the Holding Company or any of its Subsidiaries, together with the number (and class, if any) of such Shares held by each such Person and the per share and aggregate consideration paid by such Person for such Shares (which consideration, unless otherwise noted on such exhibit, was paid in cash in full on or prior to the Auto Ventshade Closing Date). All of the outstanding Shares of the Holding Company and each of its Subsidiaries are, and all Warrant Shares issued upon exercise of the Warrants in accordance with the terms thereof will be, duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Exhibit 5.5(a) attached hereto, the outstanding Shares of the Holding Company and each of its Subsidiaries are not, and all Warrant Shares issued upon exercise of the Warrants will not be, subject to any preemptive right, right of first refusal or similar right on the part of any Company or (except for any such right granted by any such Person) any other Person, and all of such Shares have been (or will have been) offered, issued and sold in accordance with all applicable laws. To the knowledge of the Companies, based on filings pursuant to sections 13(d) and 16(a) of the Exchange Act (and as to consideration, to the extent required to be disclosed therein), the Harvest Funds own the Shares indicated on Exhibit 5.5(a) attached hereto free of any Lien, proxy, voting agreement, voting trust, stockholders agreement or similar agreement or restriction and, except pursuant to the Harvest Governance Agreement, none of the Harvest Funds is subject to any agreement or restriction that affects its right to vote such Shares or to exercise any other incident of ownership of such Shares.

                  (b) Except as provided in the Rights Agreement, except for the Warrants and except as set forth on Exhibit 5.5(b) attached hereto, after giving effect to the transactions consummated at such Closing,
         (i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Holding Company or any of its Subsidiaries of any of their respective Shares or any securities convertible into or exercisable or exchangeable for such Shares; (ii) there are no agreements on the part of the Holding Company or any of its Subsidiaries to issue, sell or distribute any of their respective Shares, other securities or assets; (iii) neither the Holding Company nor any of its

         Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Shares or any interest therein or to pay any dividend or make any distribution in respect thereof; and
         (iv) no Person is entitled to any rights with respect to the registration of any Shares of the Holding Company or any of its Subsidiaries under the Securities Act (or the securities laws of any other jurisdiction).

                  (c) The aggregate number of shares of Holding Company Class A Common Stock issuable upon exercise in full of the Warrants issued at the Auto Ventshade Closing (or issuable upon conversion of the shares of Series B Preferred Stock issuable upon exercise in full of such Warrants) (in each case subject to section 12 and to the provisions of the Certificate of Designation referred to therein) immediately after the Auto Ventshade Closing is 520,749, which, if then issued, would constitute not less than 4.8% of the Holding Company Common Stock (of each class) (calculated on a fully-diluted basis assuming the conversion, exercise and exchange of all outstanding securities convertible into and exercisable or exchangeable for shares of Holding Company Common Stock, including, without limitation, the Warrants issued at or prior to such Closing, but excluding the Excluded Outstanding Options. The aggregate number of shares of Holding Company Class A Common Stock issuable upon exercise in full of the Warrants issued at the Smittybilt Closing (or issuable upon conversion of the shares of Series B Preferred Stock issuable upon exercise in full of such Warrants) (in each case subject to section 12 and to the provisions of the Certificate of Designation referred to therein) immediately after the Smittybilt Closing will be 184,090, which, if then issued, will constitute not less than 1.2% of the Holding Company Common Stock (of each class) (calculated as aforesaid). The Holding Company has reserved a sufficient number of its Shares of each applicable class solely for issuance upon exercise of the Warrants.

                  (d) Except for the Harvest Governance Agreement, neither the Organizational Documents nor any other agreement, document or instrument binding on or applicable to the Holding Company contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by the board of directors or the holders of Shares of the Holding Company than that which would apply in the absence of such provision.

         5.6. Financial Statements. You have been furnished with:

                  (a) the financial statements referred to on Exhibit 5.6(a) attached hereto, which financial statements are complete and correct in all material respects (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments), have been prepared in accordance with GAAP (except (i) as may be indicated in the notes thereto and (ii) in the case of any unaudited financial statements, for the absence of footnotes) applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial position and the results of operations and cash flows of the Person(s) purported to be covered thereby as at the respective dates and for the respective periods indicated in conformity with GAAP (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments and the absence of footnotes);

                  (b) the projections attached as Exhibit 5.6(b) hereto, which projections were prepared in good faith, are based upon assumptions that the Companies believe are reasonable and, to the best of the Companies' knowledge, take into account all material information regarding the matters set forth therein; and

                  (c) the pro forma unaudited balance sheet of the Holding Company attached as Exhibit 5.6(c) hereto, which balance sheet fairly presents in all material respects the consolidated financial position of the Holding Company and its Subsidiaries as of December 31, 1998, adjusted on a pro forma basis to give effect to the consummation of the transactions contemplated by the Operative Documents (including the Auto Ventshade Closing and the Smittybilt Closing), and reflects all known liabilities of the Persons purported to be covered thereby, contingent or other, as at the Auto Ventshade Closing Date, required by GAAP to be reflected therein.

         5.7. Changes; Solvency, etc. Since September 30, 1998 (in the case of the Holding Company and its Subsidiaries), September 30, 1998 (in the case of the Auto Ventshade Business) and September 30, 1998 (in the case of the Smittybilt Business) (it being agreed that the representation made in this section 5.7 with respect to the Smittybilt Business shall be deemed made only at the time of the Smittybilt Closing): (a) there has been no change in the assets, liabilities or financial condition of the Holding Company or any of its Subsidiaries, the Auto Ventshade Business or the Smittybilt Business from that set forth in the applicable balance sheets as at such dates referred to on
Exhibit 5.6(a) attached hereto, other than changes which have not been, either in any case or in the aggregate, materially adverse; (b) no condition or event has occurred which has resulted in, or could reasonably be expected to result in, a

Material Adverse Change; and (c) except as set forth on Exhibit 5.7 attached hereto, no Restricted Payment or Restricted Investment has been, directly or indirectly, declared, ordered, paid or made. Each of the Holding Company and its Subsidiaries is Solvent.

         5.8. Tax Returns and Payments. Each of the Holding Company and its Subsidiaries has filed all material tax returns required by law to be filed and has paid all taxes and assessments shown to be due and payable on such returns and all other governmental charges levied upon any of its properties, assets, income, franchises or sales other than those not yet delinquent or those being contested in accordance with section 14.2(a). The income tax liability of each of the Holding Company and its Subsidiaries has been finally determined by all applicable foreign and domestic, federal, state and local governmental authorities, including, without limitation, the Internal Revenue Service, and satisfied, or the time for audit has expired, for all fiscal years through the fiscal year specified as applicable for such Company on Exhibit 5.8 attached hereto. Neither the Holding Company nor any of its Subsidiaries has executed any waiver or waivers that would have the effect of extending the applicable statute of limitations in respect of income tax liabilities. The charges, accruals and reserves in the financial statements referred to on Exhibit 5.6(a) attached hereto in respect of taxes for all fiscal periods are in accordance with GAAP, and there are no known unpaid assessments for additional taxes for any fiscal period or of any basis therefor.

         5.9. Funded Debt, Current Debt, Liens, Investments, Transactions with Affiliates, Leases and Derivative Transactions. Exhibit 5.9 attached hereto correctly describes, as of the Auto Ventshade Closing Date, as to the Holding Company and its Subsidiaries (after giving effect to the transactions consummated at the Auto Ventshade Closing):

                  (a) all Funded Debt and Current Debt to be outstanding immediately following the Auto Ventshade Closing (other than that evidenced by the Notes and the Subsidiary Guarantees) and all agreements pursuant to which the Holding Company and/or any of its Subsidiaries has the right to incur the same, including a general description of any collateral which secures (or will secure) the same;

                  (b) all Liens to which any of their respective properties and assets will be subject immediately following the Auto Ventshade Closing (other than those of the character described in section 14.9(b));

                  (c) all Investments to be owned or held immediately following the Auto Ventshade Closing (other than Investments of the character described in clauses (b) through (e), inclusive, of the definition of Permitted Investments);

                  (d) all of their respective Affiliates, all material agreements with their respective Affiliates and all transactions involving in excess of $60,000 with their respective Affiliates which were consummated during the 12-month period ended on the Auto Ventshade Closing Date or which the Holding Company or any of its Subsidiaries is now obligated or now intends to consummate at any time in the future; and

                  (e) each lease under which any of them is a lessee or sublessee and the name of the lessor or sublessor, the lessee or sublessee, the property leased, the annual Rental Obligations payable thereunder and the term thereof.

         Neither the Holding Company nor any of its Subsidiaries is liable (contingently or otherwise) in respect of any Derivative Transactions other than Permitted Derivative Transactions.

         5.10. Title to Properties; Liens; Leases. The Holding Company and each of its Subsidiaries has and, upon consummation of the transactions contemplated by the Operative Documents, will have, good and marketable title to all of their respective material properties and assets, including, without limitation, the properties and assets acquired in the Acquisitions and those reflected in the balance sheet, dated September 30, 1998, referred to on Exhibit 5.6(a) attached hereto, except properties and assets disposed of since such date in the ordinary course of business, free and clear of all Liens (other than Liens permitted under section 14.9). The Holding Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it operates, and all of such leases are valid, subsisting and in full force and effect and are on "arm's length" terms.

         5.11. Litigation, etc. There is no action, proceeding or investigation pending or, to the best of the Companies' knowledge, threatened in writing, including, without limitation, any of the same referred to on Exhibit 5.11 attached hereto, or any basis therefor known to the Companies, which (a) questions the validity of any of the Operative Documents or any action taken or to be taken pursuant thereto or (b) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. There is no outstanding judgment, decree or order which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Exhibit 5.11 attached hereto sets forth a complete list of all pending and, to the best of the Companies' knowledge, threatened actions, proceedings and investigations, and all judgments, decrees and orders, involving or affecting the Holding Company or any of its Subsidiaries.

         5.12. Valid and Binding Obligations; Compliance with Other Instruments; Absence of Restrictions, etc.

                  (a) This Agreement has been duly authorized, executed and delivered by each of the Companies and constitutes the valid and legally binding obligation of each of the Companies enforceable against it in accordance with its terms. Each of the other Operative Documents to which the Holding Company or any of its Subsidiaries is (or is to be) a party has been duly authorized by the Holding Company or such Subsidiary, as the case may be, and, when executed and delivered, will constitute the valid and legally binding obligation of the Holding Company or such Subsidiary, as the case may be, enforceable against it in accordance with its terms.

                  (b) Neither the Holding Company nor any of its Subsidiaries are in violation of or in default under any term of its Organizational Documents or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to it or any of its properties and assets, in any way which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Without limiting the generality of the foregoing:

                           (i) the Holding Company and each of its Subsidiaries
                  is, and has been, in compliance with (and neither it nor any of its predecessors in interest has received any notice to the contrary) and there is no reasonable probability of any liability of or any judgment, decree or order binding upon or applicable to the Holding Company and/or any of its Subsidiaries or any of their respective properties and assets under or on account of any Environmental Laws, including, without limitation, legal requirements relating to the use, storage, handling, transport and disposal of Hazardous Materials, except where the same has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change;

                           (ii) neither the Holding Company nor any of its
                  Subsidiaries nor, to the best of the Holding Company's knowledge, any other Person, has ever caused or permitted any Hazardous Materials to be disposed of on or under any real property owned or leased by the Holding Company or any of its Subsidiaries in any manner not permitted by all applicable laws, except for any disposals that have not resulted in, and could not reasonably be expected to result in, a Material Adverse Change; and

                           (iii) except to the extent it has not resulted in,
                  and could not reasonably be expected to result in, a Material Adverse Change, no real property ever owned or leased by the Holding Company or any of its Subsidiaries has ever been used by the Holding Company or any of its Subsidiaries or, to the best of the Holding Company's knowledge, any third party as
                  (A) a disposal site or permanent storage site for any Hazardous Materials or (B) a temporary storage site for any Hazardous Materials, except in compliance with applicable Environmental Laws. All Hazardous Materials used or generated by the Holding Company or any of its Subsidiaries (including any business merged into or otherwise acquired by the Holding Company or any of its Subsidiaries) have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all applicable laws and regulations, except for any non-compliance that has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. There are no underground storage tanks or underground petroleum receptacles on any real property owned or leased by the Holding Company or any of its Subsidiaries. Neither this Agreement nor the transactions contemplated hereby will result in any obligations for site assessment or cleanup, or notification to or consent of any governmental agency or third party under any transaction-triggered Environmental Law.

                  (c) The execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents will not violate or constitute a default under, or permit any Person to accelerate or to require the prepayment of any Indebtedness of the Holding Company or any of its Subsidiaries or to terminate any material lease or agreement of the Holding Company or any of its Subsidiaries pursuant to, or result in the creation of any Lien (other than the Liens created by the Senior Loan Documents) upon any of the properties or assets of the Holding Company or any of its Subsidiaries pursuant to, any term of the Organizational Documents of the Holding Company or any of its Subsidiaries or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to the Holding Company or any of its Subsidiaries or any of their respective properties and assets.

                  (d) Neither the Holding Company nor any of its Subsidiaries is a party to or bound by or subject to any Organizational Document, or any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation (other than (x) the Liens created by the Senior Loan Documents, (y) the documents relating to the Industrial Development Revenue Bonds (the "IDRB") referred to on Exhibit 5.9 attached hereto, all of which documents will be unconditionally and fully defeased in accordance with its terms on December 29, 1998 and (z) laws, statutes, rules and regulations generally applicable to businesses) (i) which restricts its right or ability to incur Indebtedness (including by way of guarantee), to issue securities or to consummate the transactions contemplated hereby; (ii) under the terms of or pursuant to which its obligation to pay all amounts due from it and/or to perform all obligations imposed on it and/or to comply with the terms applicable to it under any of the Operative Documents is in any way restricted or
         (iii) which restricts its right or ability to pay dividends and/or to make any other distributions in respect of its capital stock, to mortgage or dispose of any of its properties, to consummate any merger, consolidation or acquisition, to make Investments or capital expenditures, to enter into and perform leases, to pay executive compensation and/or to conduct its business as now conducted and now proposed to be conducted.

         5.13. ERISA.

                  (a) The Holding Company and each ERISA Affiliate has operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. Neither the Holding Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Holding Company or any ERISA Affiliate.

                  (b) The Holding Company and each ERISA Affiliate do not, and have not within the preceding five years, maintained, sponsored or been obligated to contribute to any employee benefit plan (as defined in section 3 of ERISA), including a Multiemployer Plan, subject to sections 401(a)(29) or 412 of the Code or Title IV of ERISA.

                  (c) The Holding Company and its Subsidiaries have no postretirement benefit obligation (determined in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code).

                  (d) The consummation of the transactions contemplated by the Operative Documents will not involve any non-exempt transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could reasonably be expected to be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Companies in the first sentence of this section 5.13(e) is made in reliance upon and subject to the accuracy of your representation in section 26(b) as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

         5.14. Consents, etc. No consent, approval or authorization of, or declaration or filing with, or other action by, any Person is required on the part of the Holding Company or any of its Subsidiaries as a condition precedent to the valid execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents and/or the exercise by any holder of any Securities of any of its rights in respect thereof, other than those specified on Exhibit 5.14 attached hereto, all of which (unless expressly noted otherwise on Exhibit 5.14) have been obtained, are unconditional and are in full force and effect. Without limiting the generality of the foregoing, all filings in connection with the Acquisitions required under the Clayton Act or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, each as amended, have been made and the so-called "waiting period" under such Acts has expired or terminated.

         5.15. Proprietary Rights; Licenses. The Holding Company and each of its Subsidiaries has all material Proprietary Rights and Licenses as are adequate for the conduct of their respective businesses as now conducted and now proposed to be conducted, without any known conflict with the rights of others. Each such Proprietary Right and License is in full force and effect, all material obligations with respect thereto have been fulfilled and performed and, to the best of the Companies' knowledge, there is no infringement thereon by any other Person. No default in the performance or observance by the Holding Company or any of its Subsidiaries (or any of their predecessors in interest) of their obligations thereunder has occurred which permits, or after notice of lapse of time or both would permit, the revocation or termination of any Proprietary Right or License or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         5.16. Offer of Securities; Investment Bankers. Neither the Holding Company nor any Person acting on its behalf (a) has directly or indirectly offered the Securities or any part thereof or any similar securities for issue or sale to, or solicited any offer to buy any of the same from, anyone other than you and the Other Purchasers and not more than 10 other institutional investors, (b) has taken or will take any action which would bring the issuance, exchange and sale of the Securities within the provisions of Section 5 of the Securities Act or the registration or qualification provisions of any applicable blue sky or other securities laws, (c) has dealt with any broker, finder, commission agent or other similar Person in connection with the sale of the Securities and the other transactions contemplated by the Operative Documents, other than the Harvest Manager, or (d) is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions, other than fees owing in connection with the Acquisitions to the Harvest Manager, which fees are the obligation solely of the Holding Company.

         5.17. Government Regulation. Neither the Holding Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended.

         5.18. Year 2000 Matters. The computer software operated by the Holding Company and its Subsidiaries which is material to the conduct of the Business is Year 2000 Compliant (as defined below), except where the failure to be Year 2000 Compliant has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. As used herein, "Year 2000 Compliant" means that neither the performance nor functionality of the operating systems for the computers used by the Holding Company and its Subsidiaries for all software applications that run on such computers is affected by dates prior to, during, spanning or after January 1, 2000 and shall include, without limitation, (a) accurately processing (including calculating, comparing and sequencing) date and time data from, into and between the years 1999 and 2000, and leap year calculations, (b) functioning without error, interruption or decreased performance relating to such date and time data, (c) accurately processing such date and time data when used in combination with other technology, if the other technology properly exchanges date and time data, (d) accurate date and time data century recognition, (e) calculations that accurately use the same century and multi-century formulae and date and time values, (f) date and time interface values which reflect the correct century and (g) processing, storing, receiving and outputting all date and time data in a format that accurately indicates the century of the date and time data.

         5.19. Labor Relations; Suppliers, Distributors and Customers. No dispute involving employees of the Holding Company or any of its Subsidiaries or their respective relationships with their employees has resulted in, or could reasonably be expected to result in, any Material Adverse Change. The relationships with the suppliers to and distributors for and customers of the Holding Company and its Subsidiaries are satisfactory commercial working relationships and, during the 12-month period ended on such Closing Date, no such supplier, distributor or customer has cancelled or otherwise terminated its relationship with or decreased its services, supplies or materials to or its usage or purchase of the services or products of the Holding Company or any of its Subsidiaries in a manner which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. The Companies are not aware of any intention of any such supplier, distributor or customer to take any such action.

         5.20. Disclosure. Neither this Agreement, the other Operative Documents nor any of the other documents, certificates and written statements delivered in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in the light of the circumstances under which such statements were made, it being understood that, except as set forth in section 5.6(b), no representation or warranty is made with respect to any projections or other prospective financial information. There is no fact known to the Companies which has resulted in, or could reasonably be expected to result in, a Material Adverse Change which has not been set forth in this Agreement, the other Operative Documents and the other documents, certificates and written statements referred to above in this section 5.20.

6.       Use of Proceeds; Regulation U, etc.

                  (a) The proceeds of the sale of the Securities received on the Auto Ventshade Closing Date, together with other funds available to the Companies under the Senior Loan Agreement or otherwise, will be used on the Auto Ventshade Closing Date to finance the Auto Ventshade Acquisition and in connection therewith to make the payments to the Persons set forth in the schedule of sources and uses attached as
         Exhibit 6 hereto. The proceeds of the sale of the Securities received on the Smittybilt Closing Date, together with other funds available to the Companies under the Senior Loan Agreement or otherwise, will be used on the Smittybilt Closing Date to finance the Smittybilt Acquisition and in connection therewith to make the payments to the Persons set forth in the schedule of sources and uses delivered pursuant to section 4.2(c). Any remaining balance of such proceeds will be used for general corporate purposes of the Holding Company and its Subsidiaries in accordance with the terms of the Operative Documents.

                  (b) Neither the Holding Company nor any of its Subsidiaries owns, and the Holding Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, use any part of the proceeds of the sale of the Securities for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called a "margin security") or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute the transactions contemplated by the Operative Documents a "purpose credit" within the meaning of said Regulation U or cause this Agreement or any of the other Operative Documents to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System, or the Exchange Act or any other applicable law, statute, regulation, rule, order or restriction.

7. Financial Statements and Information. The Companies will furnish to you in duplicate, so long as you shall be obligated to purchase Securities hereunder or shall hold any of the Securities, and to each other institutional holder from time to time of any of the Securities:

                  (a) as soon as available and in any event within (i) 30 days after the end of each monthly accounting period and (ii) 45 days after the end of each fiscal quarter, in each fiscal year of the Holding Company, the consolidated and consolidating balance sheets of the Holding Company and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and stockholders' equity and the related consolidated and (if provided to the Senior Lenders) consolidating statements of cash flows, for such period and for the portion of such fiscal year ended on the last day of such period, in each case setting forth in comparative form the corresponding figures for the same period and portion of the next preceding fiscal year and the corresponding figures from the budgets for the consolidated statements of income for the Holding Company for such period and for the fiscal year which includes such period;

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Holding Company, the consolidated and consolidating balance sheets of the Holding Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, cash flows and stockholders' equity for such year, in each case setting forth in comparative form the corresponding audited figures for the next preceding fiscal year and the corresponding unaudited figures from the budget for such fiscal year, all in reasonable detail and accompanied by the standard unqualified report on such audited consolidated financial statements of the Holding Company and its Subsidiaries of PricewaterhouseCoopers LLP or other accountants of recognized national standing selected by the Holding Company, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (entitled "Reports on Audited Financial Statements") and such report shall be "Unqualified" (as defined therein);

                  (c) together with each delivery of financial statements pursuant to sections 7(a) and 7(b), an Officers' Certificate which shall:

                           (i) certify that such financial statements have been
                  prepared in accordance with GAAP (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments and the omission of footnotes) applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Holding

                  Company and its Subsidiaries as at the end of and for the periods covered thereby in conformity with GAAP;

                           (ii) state that, after due inquiry, the signers do
                  not have knowledge of the existence, during the fiscal period covered by such financial statements or as at the date of such Officers' Certificate, of (A) any "reportable condition" (as defined in Statement on Auditing Standards No. 60 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants) in the internal control structure of the Holding Company or any of its Subsidiaries,
                  (B) any Change of Control or (C) any Default or Event of Default, or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof and what action the Holding Company or the applicable Subsidiary has taken, is taking and proposes to take with respect thereto;

                           (iii) show in reasonable detail (A) all computations
                  required to demonstrate compliance, during and at the end of the fiscal period covered by such financial statements, with the provisions of sections 14.5, 14.6, 14.7 and 14.15 (such computations to be set forth substantially in the manner of
                  Exhibit 7(c)(iii)(A) attached hereto) and (B) any adjustments required under the terms of the Warrants to be made to the Exercise Price or in the number or kind of Warrant Shares (as defined in the Warrants) on account of any event or transaction occurring during the fiscal period covered by such financial statements;

                           (iv) include management's discussion and analysis of
                  the financial condition and the results of operations of the Holding Company and its Subsidiaries as at the end of and for the fiscal periods covered by such financial statements, including a discussion of any significant variation from the budgets for such periods delivered pursuant to section 7(h); and

                           (v) if there shall exist any Subsidiary of the
                  Holding Company as of the date of such Officers' Certificate which did not exist as of the date of the last Officers' Certificate delivered pursuant to this section 7(c), specify with respect to each such Subsidiary the information called for by Exhibit 7(c)(v) and contain a brief description of the nature of each such Subsidiary's business and certify that each such new Subsidiary has executed and delivered the Subsidiary Guarantee required pursuant to section 14.18;

                  (d) as promptly as practicable (but in any event not later than 10 days) after receipt thereof, copies of all reports or written comments (including, without limitation, audit reports, so-called management letters and any other reports or communications with respect to the internal control structure of the Holding Company or any of its Subsidiaries) submitted by independent accountants or other management consultants;

                  (e) as promptly as practicable (but in any event not later than 10 days) after the same are available, copies of (i) all material press releases issued by the Holding Company or any Subsidiary of the Holding Company, and all notices, proxy statements, financial statements, reports and documents as the Holding Company shall send or make available generally to its stockholders or as any Subsidiary of the Holding Company shall send or make available generally to its stockholders other than the Holding Company and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Holding Company or any Subsidiary of the Holding Company furnishes or files, or any officer, director or stockholder of the Holding Company or any of its Subsidiaries furnishes or files with respect to the Holding Company or any of its Subsidiaries, with the Commission (or any analogous foreign governmental authority) or any securities exchange;

                  (f) as promptly as practicable (but in any event not later than 10 days) after any executive officer of the Holding Company or any of its Subsidiaries becomes aware of the occurrence of any of the following conditions or events, an Officers' Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Holding Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;
         (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
         (iii) any event, transaction or condition that could result in the incurrence of any liability by any Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

                  (g) as promptly as practicable (but in any event not later than five days) after the occurrence of any Default or Event of Default, or of any condition or event which has resulted in, or could reasonably be expected to result in, a Material Adverse Change, an Officers' Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Holding Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

                  (h) as promptly as practicable prior to the end of each fiscal year of the Holding Company, an annual budget prepared on a monthly basis for the Holding Company and its Subsidiaries for the succeeding fiscal year (displaying anticipated balance sheets and statements of income, cash flows and stockholders' equity) and, promptly upon preparation thereof, any other significant budgets which the Holding Company or any of its Subsidiaries prepares and any revisions of such annual or other budgets;

                  (i) as promptly as practicable (but in any event not later than 10 days) after delivery or receipt thereof, copies of all material notices and communications given or received by the Holding Company or any of its Subsidiaries under the Acquisition Documents (including, without limitation, copies of (i) all documents related to adjustments to the amounts paid under the Acquisition Documents and (ii) all notices and communications relating to claims of breaches and defaults and claims for indemnification given or received by the Holding Company or any of its Subsidiaries), or any of the other agreements, documents and instruments referred to in section 4.3;

                  (j) such other material information relating to the Holding Company or any of its Subsidiaries as shall be furnished to any bank, financial institution or other Person to which the Holding Company or any of its Subsidiaries is indebted for borrowed money or for any letters of credit (or similar instruments) (other than information relating solely to collateral therefor); and

                  (k) such other information as from time to time may reasonably be requested.

8.       Inspection; Confidentiality.

                  (a) The Companies will, and will cause their respective Subsidiaries to, permit any Person designated by any institutional holder of any of the Securities on reasonable notice and during normal business hours and at such holder's expense (unless a Default or Event of Default shall have occurred and be continuing, in which case, at the Companies' expense), to visit and inspect any of the properties of the Companies and their respective Subsidiaries, to examine their books and records (and to make copies thereof and take extracts therefrom) and to discuss their affairs, finances and accounts with and to be advised as to the same by, their officers, consultants, counsel and accountants, all at such reasonable times and intervals as such holder may desire, provided that, in the absence of a Default or Event of Default, there shall not be more than four such visits during any period of 12 consecutive months.

                  (b) Each holder of any Securities agrees by its acceptance thereof to maintain, in accordance with such procedures as are adopted by such holder in good faith to protect confidential information of third parties delivered to such holder, the confidentiality of any non-public information concerning the Companies and their respective Subsidiaries which is furnished by the Companies to such holder pursuant to this Agreement or any of the other Operative Documents and which is designated in writing as confidential (collectively "Confidential Information"); provided, however, no holder shall be liable to the Holding Company or any other Person for any breach of this section 8(b). The term "Confidential Information" shall not include, however, any information which (x) was publicly known or otherwise known to any holder at the time of disclosure by the Companies to any holder; (y) subsequently becomes publicly known through no act or omission of any holder or its agent or (z) becomes known to any holder otherwise than through disclosure by the Companies. Notwithstanding the foregoing, each holder of any Securities may disclose Confidential Information: (i) with the consent of the Companies (which shall not be unreasonably withheld or delayed); (ii) when required by law or regulation; (iii) in any report, statement or testimony submitted by such holder to any regulatory body having or claiming to have jurisdiction over such holder; (iv) if required, to the National Association of Insurance Commissioners or any similar organization or to any rating agency; (v) to the officers, directors, employees, agents, representatives and professional consultants of such holder and of such holder's Affiliates; (vi) after the occurrence of an Event of Default, in connection with the preservation, exercise and/or enforcement of any of such holder's rights or remedies under this Agreement and the other Operative Documents; (vii) in connection with any contemplated transfer of any of the Securities held by such holder to any institutional investor or financial institution, provided that any such transferee agrees to be bound by the provisions of this section 8(b); (viii) in a response to any summons, subpoena or other legal process or in connection with any judicial or administrative proceeding or inquiry (and, in such event, such holder shall promptly notify the Companies of the same); or (ix) to correct any false or misleading information which may become public concerning the relationship of such holder to the Companies or any of their respective Subsidiaries and/or the transactions contemplated hereby.

9.       Prepayment of Notes.

         9.1. [Intentionally Omitted.]

         9.2 Optional Prepayment With Premium of Notes. At any time or from time to time, the Companies may, at their option, upon notice as set forth in section 9.5, prepay all or any part (in an integral multiple of $100,000 and a minimum of $500,000 or such lesser principal amount thereof as shall then be outstanding) of the Notes, upon the concurrent payment of a premium (a percentage of the principal amount so prepaid pursuant to this section 9.2) (the "Applicable Premium"), such percentage to be that set forth in the following table opposite the period in which the date fixed for such prepayment occurs:

                                                                     Applicable
                                    Period                             Premium

                  Auto Ventshade Closing Date through
                     December 31, 2001                                   3.0%
                  January 1, 2002 through December 31, 2002              2.0%
                  January 1, 2003 through December 31, 2003              1.0%
                  January 1, 2004 and thereafter                         0.0%

Any partial prepayment of Notes pursuant to this section 9.2 shall be applied to the payment of installments of principal of the Notes in inverse order of maturity.

         9.3. Prepayment With Premium at the Option of Holders of Notes upon a Change of Control.

                  (a) If any Change of Control is to occur, then not less than 20 days nor more than 60 days prior to the occurrence of such Change of Control, the Companies will notify each holder of any Notes of such pending Change of Control and the date upon which it is scheduled to occur. If any holder of Notes furnishes a written request for prepayment to the Companies (in accordance with section 23) not more than 10 Business Days after receipt by such holder of such notice of such Change of Control from the Companies, the Companies will prepay all of the Notes of such holder then outstanding, together with an amount equal to the Applicable Premium, as liquidated damages and not as a penalty, that would be due upon a prepayment of such Notes made pursuant to section 9.2 on the date upon which such holder of Notes furnishes such written request. Each such prepayment shall occur on the date upon which the Change of Control occurs, unless the Holding Company and each holder of Notes then to be prepaid agrees to a different date, and no prepayment requested pursuant to this section
         9.3 shall be due unless the Change of Control shall occur.

                  (b) Each notice from the Companies pursuant to this section
         9.3 shall set forth in reasonable detail the material terms and conditions of the event constituting the Change of Control, shall make explicit reference to this section 9.3 and shall state that the right of each holder of Notes to require prepayment thereof must be exercised within 10 Business Days of the receipt of such notice.

         9.4. Allocation of Partial Prepayments of Notes. In the case of each partial prepayment of the Notes under section 9.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding (excluding any Notes at the time owned by any Company or any Affiliate of any Company) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

         9.5. Notice of Optional Prepayments of Notes. In the case of each prepayment under this section 9, the Holding Company shall give written notice thereof to each holder of Notes not less than 10 nor more than 30 days prior to the date fixed for such prepayment. Each such notice shall set forth: (a) the date fixed for prepayment; (b) the aggregate principal amount of Notes to be prepaid on such date; and (c) the aggregate principal amount of Notes held by such holder to be prepaid on such date and the amount of accrued interest and premium, if any, to be paid to such holder on such date.

         9.6. Maturity; Accrued Interest; Surrender, etc. of Notes. In the case of each prepayment of all or any part of any Note, the principal amount to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the premium, if any, due thereon. Any Note prepaid in full shall be surrendered to the Companies at the Holding Company's principal place of business promptly following prepayment and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         9.7. Purchase of Notes. The Companies will not, and will not permit any of their respective Affiliates to, directly or indirectly, purchase or otherwise acquire, or offer to purchase or otherwise acquire, any Notes except by way of payment or prepayment in accordance with the provisions of the Notes and this Agreement.

         9.8. Payment on Non-Business Days. If any amount hereunder or under the Notes shall become due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day without including the additional day(s) elapsed in the computation of the interest payable on such next succeeding Business Day.

         9.9. Application of Notes in Satisfaction of Exercise Price of Warrants. In the event that any holder of any Note shall apply all or any portion of the principal amount of such Notes in satisfaction (in whole or in part) of the payment of the Exercise Price (as defined in the Warrants), any partial application of the principal amount of any such Note shall be applied to the payment of installments of principal due thereunder in the inverse order of maturity.

10. Subordination of Notes and Subsidiary Guarantees. The payment of the Notes and Subsidiary Guarantees and the rights of the holders thereof are subordinated to the payment of the Superior Indebtedness (as defined in the Notes) and the rights of the holders thereof upon the terms of subordination set forth in the Notes.

11. Registration, etc. Reference is hereby made to the Rights Agreement for certain provisions relating to the right of the holders of the Registrable Shares (as defined therein) to require the Holding Company to effect the registration of such securities under the Securities Act.

12. Certain Provisions Concerning the Management Stock Option Plan and the Warrants.

         12.1. Management Stock Option Plan; Excluded Outstanding Options. The Holding Company will not (a) issue any securities convertible into or exercisable or exchangeable for any shares of Holding Company Common Stock pursuant to the Management Stock Option Plan or any similar plan or arrangement unless the per share "strike price" of such securities shall not be less than the Fair Value per share of the Holding Company Common Stock at the time such securities are issued or (b) amend, supplement, modify or waive any term of the Excluded Outstanding Options, except only to reduce the per share "strike price" thereof to a price not less than $7.00 per share.

         12.2. Warrants Exercisable for Series B Preferred Stock Under Certain Circumstances.

                  (a) Notwithstanding anything to the contrary contained herein, in the Warrants or in any of the other Operative Documents, the Holding Company, you and, by its acceptance thereof, each other holder of any of the Warrants hereby agree that (a) until the Trigger Date (as defined in the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Holding Company dated December 22, 1998 (the "Certificate of Designation")), (i) the Warrants issued at the Auto Ventshade Closing shall be initially and solely exercisable for an aggregate of 52,074.9 shares of Series B Preferred Stock (as defined in the Certificate of Designation) and (ii) the Warrants issued, if any, at the Smittybilt Closing shall be initially exercisable for an aggregate of 18,409 shares of Series B Preferred Stock and (b) on and after the Trigger Date, all such Warrants shall be exercisable only for Holding Company Class A Common Stock (or such other Warrant Shares as are provided in the Warrants). Each Warrant issued at the Auto Ventshade Closing or the Smittybilt Closing shall be initially exercisable for the same portion of such applicable aggregate number of shares of Series B Preferred Stock as the number of shares of Holding Company Class A Common Stock issuable (on or after the Trigger Date) upon the exercise of such Warrant bears to the total number of shares of Holding Company Class A Common Stock issuable upon the exercise (on or after the Trigger Date) of all Warrants issued at such Closing, as set forth on Schedule I attached hereto.

                  (b) If at any time the Holding Company shall pay any dividend or make any other distribution to the holders of Series B Preferred Stock, then concurrently therewith, the Holding Company shall pay to each holder of a Warrant an amount equal to the amount that such holder would have received if, on the date such dividend or other distribution is paid to the holders of Series B Preferred Stock (or the applicable record date therefor), such holder held the maximum aggregate number of shares of Series B Preferred Stock ever issuable upon exercise of such Warrant.

                  (c) Until the Trigger Date, without the prior written consent of the Required Holders of the Warrants, the Holding Company shall not
         (i) declare any dividend on or make any distribution in respect of any of its Shares which is payable in any of its Shares (or in any securities convertible into or exercisable or exchangeable for any of its Shares), (ii) subdivide or combine any of its outstanding Shares of any class, (iii) issue or sell (or agree to issue or sell) any of its Shares (or any securities convertible into or exercisable or exchangeable for any of its Shares) for a consideration per Share less than the Fair Value thereof, other than the issue of (A) the Warrants to be issued at the Smittybilt Closing Date, (B) shares of Holding Company Common Stock upon the exercise of any Excluded Outstanding Options, (C) shares of Holding Company Common Stock pursuant to the terms of those two certain Investment Agreements dated as of December 22, 1998 among the Holding Company and the institutional investors named therein and (D) shares of Holding Company Common Stock upon the conversion of any other securities convertible into shares of Holding Company Common Stock which are outstanding on (and pursuant to the terms in effect on) the Auto Ventshade Closing Date and are listed on
         Exhibit 5.5(a) attached hereto, (iv) effect any reorganization, reclassification or recapitalization of any of its Shares of any class,
         (v) effect any other transaction as a result of which the holders of the Holding Company Common Stock or Series B Preferred Stock become entitled to receive any Shares or other securities and/or property with respect to or in exchange for such Shares of Holding Company Common Stock or Series B Preferred Stock, respectively, or (vi) effect any other transaction or event involving its Shares that has, or could reasonably be expected to have, an economically dilutive or otherwise adverse effect upon the purchase rights or other rights of the holders of the Warrants.

13. Board Visitation Rights. The Required Holders of the Notes shall have the right to appoint one representative who shall: (a) receive notice of all meetings (both regular and special) of the board of directors of each of the Holding Company and its Subsidiaries and each committee of any such board (such notice to be delivered or mailed as specified in section 23 at the same time as notice is given to the members of any such board and/or committee but in no event later than one day prior to the date of such meeting); (b) be entitled to attend (or, at such representative's option, monitor by telephone) all such meetings; (c) receive all notices, information and reports which are furnished to the members of any such board and/or committee at the same time and in the same manner as the same is furnished to such members; (d) be entitled to participate in all discussions conducted at such meetings and (e) receive as soon as available (but in any event not later than 30 days after such meeting) copies of the minutes of all such meetings. If any action is proposed to be taken by any such board and/or committee by written consent in lieu of a meeting, the Holding Company and each of its Subsidiaries will give written notice thereof to such representative, which notice shall describe in reasonable detail the nature and substance of such proposed action and shall be delivered at the same time as notice is given to the members of any such board and/or committee. The Holding Company and each of its Subsidiaries will furnish such representative with a copy of each such written consent not later than five days after it has been signed by its last signatory. Such representative shall not constitute a member of any such board and/or committee and shall not be entitled to vote on any matters presented at meetings of any such board and/or committee or to consent to any matter as to which the consent of any such board and/or committee shall have been requested. The Companies will pay the reasonable out-o pocket expenses of such representative incurred in connection with attending such meetings and/or exercising any rights hereunder.

14. Covenants of the Companies. From and after the date hereof and thereafter so long as any of the Notes shall remain outstanding, the Holding Company will, and will cause each of its Subsidiaries to, duly perform and observe each and all of the covenants and agreements hereinafter set forth.

         14.1. Books of Record and Account; Reserves. The Holding Company will, and will cause each of its Subsidiaries to (a) at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with GAAP and (b) set aside on its books from its earnings for each fiscal year all such proper reserves as shall be required in accordance with GAAP in connection with its business.

         14.2. Payment of Taxes; Corporate Existence; Maintenance of Properties; Compliance with Laws; Lines of Business; Proprietary Rights. The Holding Company will, and will cause each of its Subsidiaries to:

                  (a) pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided that no such Person shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP; provided, further, that the Holding Company will, and will cause each of its Subsidiaries to, pay any such tax, assessment, charge, levy or claim prior to the commencement of any proceeding to foreclose any Lien securing the same;

                  (b) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and, except to the extent the failure to do so will not, and could not reasonably be expected to, result in a Material Adverse Change, all of its Licenses, provided that nothing in this clause (b) shall prohibit the consummation of any transaction consummated in accordance with section 14.13, 14.14 or 14.15;

                  (c) maintain and keep its material properties necessary for the conduct of its business in good repair, working order and condition (reasonable wear and tear excepted), so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

                  (d) comply in all material respects with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, all Environmental Laws); provided that no such Person shall be required by reason of this section 14.2(d) to comply therewith at any time while it shall be contesting its obligation to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP;

                  (e) engage only in lines of business related to the Business and conduct substantially all its business and keep substantially all of its assets in the United States of America; and

                  (f) own or have a valid license for all material Proprietary Rights used by it in the conduct of its business.

         14.3. Insurance. The Holding Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to their properties and businesses against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or a similar business and similarly situated, in such amounts and by such methods as shall be customary for such Persons and reasonably deemed adequate by the Holding Company.

         14.4. Limitation on Discount or Sale of Receivables. The Holding Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, discount or sell any of their accounts receivable, except that any such

Person may settle doubtful accounts in the ordinary course of business, provided that nothing in this section 14.4 shall prohibit the grant of any security interest in accounts receivable or any action taken by the beneficiary of such security interest in accordance with the security agreement creating the same.

         14.5. Limitation on Funded Debt and Current Debt. The Holding Company will not, and will not permit any of its Subsidiaries to, be liable or create, assume, incur, guarantee, or in any manner become liable, contingently or otherwise, in respect of any Funded Debt or Current Debt other than:

                  (a) Funded Debt evidenced by the Notes (and Subsidiary Guarantees);

                  (b) Funded Debt and/or Current Debt under the Senior Loan Agreement, provided that the aggregate outstanding principal amount thereof, including, without limitation, all amounts due (contingently or otherwise), without duplication, in respect of reimbursement obligations under letters of credit, interest rate protection or similar agreements or similar instruments (and all related reimbursement agreements), does not exceed $108,000,000 or, following the Smittybilt Closing Date, $118,000,000, in each case minus the sum (without duplication of amounts) of (i) the aggregate amount of all scheduled principal payments made thereon from time to time (other than any principal payment made under the revolving credit facility established under the Senior Loan Agreement which may be reborrowed under such facility) and (ii) the aggregate amount of any reductions in the principal amount of the commitments under the credit facilities established pursuant to the Senior Loan Agreement

                  (c) Funded Debt and/or Current Debt outstanding on the date hereof and referred to on Exhibit 5.9 attached hereto (but, in each case, no renewal, extension, refinancing or refunding of any thereof except pursuant to section 14.5(e));

                  (d) Funded Debt and/or Current Debt under Capital Leases or consisting of purchase money loans in addition to that permitted pursuant to section 14.5(c), provided that (i) both at the time of and immediately after giving effect to the incurrence thereof and the retirement of any Indebtedness which is concurrently being retired, no Default or Event of Default shall have occurred and be continuing, (ii) the aggregate outstanding principal amount of such Funded Debt and Current Debt incurred pursuant to this section 14.5(d) shall at no time exceed $3,300,000 and (iii) any Liens securing such Funded Debt and/or Current Debt are permitted under section 14.9(d);

                  (e) Funded Debt and/or Current Debt incurred to extend, refinance, refund or renew (the "Refinancing Debt") any other outstanding Funded Debt and/or Current Debt permitted under this section 14.5 (the "Refinanced Debt"), provided that:

                           (i) the aggregate outstanding principal amount of the
                  Refinancing Debt shall not at any time exceed (A) that of the Refinanced Debt immediately prior to such refinancing or (B) in the case of any extensions, refinancings, refundings or renewals of the Funded Debt and Current Debt under the Senior Loan Agreement or any Refinancing Debt thereof, the amount permitted under section 14.5(b) at the time;

                           (ii) the scheduled final maturity date of the
                  Refinancing Debt is not earlier than that of the Refinanced Debt;

                           (iii) the Weighted Average Life to Maturity of the
                  Refinancing Debt is not less than that of the Refinanced Debt;

                           (iv) the Refinancing Debt has a ranking which is not
                  senior (as a result of any contractual or structural subordination, the grant of any collateral security therefor, any change in the Persons obligated with respect thereto or otherwise) to the ranking of the Refinanced Debt;

                           (v) the Refinancing Debt bears interest at market
                  rates prevailing at its date of issuance (taking into account all pertinent information concerning the Holding Company and its Subsidiaries); and

                           (vi) both at the time of and immediately after giving
                  effect to the incurrence of the Refinancing Debt and the retirement of the Refinanced Debt, no Default or Event of Default shall have occurred and be continuing;

                  (f) Funded Debt and/or Current Debt owing by (i) any Wholly-Owned Subsidiary of the Holding Company to the Holding Company or any other Wholly-Owned Subsidiary of the Holding Company or (ii) the Holding Company to any of its Wholly-Owned Subsidiaries, provided that the aggregate outstanding principal amount of Funded Debt and Current Debt permitted under this clause (ii) shall not exceed $500,000 at any time; and

                  (g) additional Funded Debt and/or Current Debt not otherwise permitted under this section 14.5, provided that:

                           (i) both at the time of and immediately after giving
                  effect to the incurrence of such Funded Debt and/or Current Debt and the retirement of any Indebtedness which is concurrently being retired, no Default or Event of Default shall have occurred and be continuing; and

                           (ii) immediately after giving effect to the
                  incurrence of such Funded Debt and/or Current Debt and the retirement of any Indebtedness which is concurrently being retired, the Pro Forma Consolidated Leverage Ratio does not exceed 4.50 to 1.00.

         14.6. Limitation on Restricted Payments. The Holding Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or commit to make any Restricted Payment other than the following Restricted
Payments:

                  (a) the Holding Company may purchase shares of Holding Company Common Stock from management stockholders, provided that (i) both at the time of and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) the aggregate amount of all such payments shall not exceed $250,000 during any period of 12 consecutive months;

                  (b) the Holding Company may pay to Harvest Manager (x) the management fees and other amounts required to be paid pursuant to the Harvest Consulting Agreement (as in effect on the Auto Ventshade Closing Date) and any extension or renewal thereof; provided that (i) both at the time of and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) the aggregate amount of such fees shall not exceed $500,000 during any period of 12 consecutive months and (iii) such fees are paid quarterly in advance; (y) the transaction fees specified on Exhibit 14.6 attached hereto and (z) such negotiated additional amounts referred to (and paid in accordance with the provisions of) section 3(c) of the Harvest Consulting Agreement (as in effect on the Auto Ventshade Closing Date) so long as such amounts are reasonable and customary;

                  (c) the Holding Company may pay fees and out-of-pocket expenses to members of the board of directors of the Holding Company who are not otherwise employees or consultants to the Holding Company or any of its Subsidiaries, any of the Harvest Funds or any of their respective Affiliates, provided that the aggregate amount of all such payments shall not exceed $100,000 during any period of 12 consecutive months; and

                  (d) the Holding Company may pay to Old World the management fees and other amounts required to be paid pursuant to the

         Old World Consulting Agreement (as in effect on the Auto Ventshade Closing Date).

         14.7. Certain Financial Covenants.

                  (a) Minimum Consolidated EBITDA. The Holding Company will not permit Consolidated EBITDA for any period of four consecutive fiscal quarters set forth below (or any shorter period as indicated below) to be less than the amount set forth below for such period:

                           (i) until the Smittybilt Closing Date:

                           Period                                 Minimum Amount

         For the three months ending March 31, 1999                  $ 3,150,000
         For the six months ending June 30, 1999                       9,000,000
         For the nine months ending September 30, 1999                15,570,000
         For the four consecutive fiscal quarters ending
                  December 31, 1999                                   21,330,000
                  March 31, 2000                                      23,130,000
                  June 30, 2000                                       24,210,000
                  September 30, 2000                                  24,300,000
                  December 31, 2000                                   24,525,000
                  March 31, 2001                                      25,200,000
                  June 30, 2001                                       25,920,000
                  September 30, 2001                                  26,730,000
                  December 31, 2001                                   27,000,000
                  March 31, 2002 and the last day
                      of each fiscal quarter thereafter               27,000,000

                           (ii) on and after the Smittybilt Closing Date:

                           Period                                 Minimum Amount

         For the three months ending March 31, 1999                  $ 3,600,000
         For the six months ending June 30, 1999                      10,350,000
         For the nine months ending September 30, 1999                18,000,000
         For the four consecutive fiscal quarters ending
                  December 31, 1999                                   24,570,000
                  March 31, 2000                                      26,550,000
                  June 30, 2000                                       27,900,000
                  September 30, 2000                                  27,900,000
                  December 31, 2000                                   27,900,000
                  March 31, 2001                                      28,800,000
                  June 30, 2001                                       28,800,000
                  September 30, 2001                                  30,600,000

                  December 31, 2001                                   30,600,000
                  March 31, 2002 and the last day
                      of each fiscal quarter thereafter               31,500,000

                  (b) Total Interest Coverage. The Holding Company shall not permit Consolidated Total Interest Coverage for any period of four consecutive fiscal quarters set forth below (or any shorter period as indicated below) to be less than the ratio set forth below for such period:

                           (i) until the Smittybilt Closing Date:

                           Period                                  Minimum Ratio

         For the six months ending June 30, 1999                    1.15 to 1.00
         For the nine months ending September 30, 1999              1.40 to 1.00
         For the four consecutive fiscal quarters ending
                  December 31, 1999                                 1.45 to 1.00
                  March 31, 2000                                    1.60 to 1.00
                  June 30, 2000                                     1.80 to 1.00
                  September 30, 2000                                1.80 to 1.00
                  December 31, 2000                                 1.80 to 1.00
                  March 31, 2001                                    2.00 to 1.00
                  June 30, 2001                                     2.25 to 1.00
                  September 30, 2001                                2.45 to 1.00
                  December 31, 2001                                 2.45 to 1.00
                  March 31, 2002 and the last day to
                      of each fiscal quarter thereafter             2.70 to 1.00

                           (ii) on and after the Smittybilt Closing Date:

                           Period                                  Minimum Ratio

         For the six months ending June 30, 1999                    1.15 to 1.00
         For the nine months ending September 30, 1999              1.45 to 1.00
         For the four consecutive fiscal quarters ending
                  December 31, 1999                                 1.50 to 1.00
                  March 31, 2000                                    1.60 to 1.00
                  June 30, 2000                                     1.80 to 1.00
                  September 30, 2000                                1.80 to 1.00
                  December 31, 2000                                 1.80 to 1.00
                  March 31, 2001                                    2.00 to 1.00
                  June 30, 2001                                     2.25 to 1.00
                  September 30, 2001                                2.45 to 1.00
                  December 31, 2001                                 2.45 to 1.00
                  March 31, 2002 and the last day to
                      of each fiscal quarter thereafter             2.70 to 1.00

                  (c) Maximum Operating Lease Rentals. The Holding Company will not, and will not permit any of its Subsidiaries to incur any Rental Obligations (other than Rental Obligations under Capital Leases) if, after giving effect thereto, the total amount of Rental Obligations (other than Rental Obligations under Capital Leases) paid or payable by the Holding Company and its Subsidiaries shall exceed (i) $2,750,000 during any period of four consecutive fiscal quarters ended on or before the Smittybilt Closing Date or (ii) $3,850,000 during any period of four consecutive fiscal quarters ended on or after the Smittybilt Closing Date.

         14.8. Limitation on Tax Consolidation. The Holding Company will not, and will not permit any of its Subsidiaries to, become a party to a consolidated or combined income tax return with any Person other than the Holding Company (or the Successor Corporation, as provided in section 14.14) and its Subsidiaries.

         14.9. Limitation on Liens. The Holding Company will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien in respect of any property of any character of the Holding Company or any of its Subsidiaries (whether owned on the date hereof or hereafter acquired); provided that there shall be excluded from the operation of this section 14.9:

                  (a) Liens securing Funded Debt and Current Debt under the Senior Loan Agreement to the extent permitted under section 14.5(b);

                  (b) Liens (other than any Lien created by any Environmental Law or by ERISA), charges and encumbrances which (i) are incurred in the ordinary course of business and which are incidental to the conduct of the business of the Holding Company and its Subsidiaries and the ownership of its and their property, (ii) are not incurred in connection with the borrowing of money or the obtaining of advances or credit, (iii) do not in the aggregate materially detract from the value of the property of the Holding Company or its Subsidiaries or materially impair the use thereof in the operation of its or their business and (iv) do not (and could not reasonably be expected to) materially adversely affect the rights of the holders of the Notes, including, without limitation, but subject in any event to the foregoing provisions of this section 14.9(b):

                           (A) Liens for taxes, assessments or other
                  governmental charges (x) not yet due and payable or (y) due and payable that are being contested in accordance with section 14.2(a);

                           (B) statutory Liens of landlords, carriers,
                  warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in accordance with section 14.2(a), provided that the aggregate amount of liabilities secured by such Liens does not exceed $275,000 at any time;

                           (C) Liens incurred or deposits made in the ordinary
                  course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (D) deposits, in an aggregate amount not to exceed
                  $550,000 at any time, made in the ordinary course of business to secure liability to insurance carriers;

                           (E) any attachment or judgment Lien not constituting
                  an Event of Default under section 16.1(i); and

                           (F) easements, rights of way, restrictions, and other
                  similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Holding Company or any of its Subsidiaries;

                  (c) any Lien existing on the date hereof and referred to on
         Exhibit 5.9 attached hereto;

                  (d) any Lien securing Funded Debt and/or Current Debt under Capital Leases or consisting of purchase money loans permitted under section 14.5(d) and any Lien upon or in any property at the time such property is acquired by the Holding Company or any of its Subsidiaries, including property of any Person which is to be acquired by the Holding Company or any of its Subsidiaries and thereafter becomes a Subsidiary of the Holding Company (if such Lien was not incurred in contemplation of the acquisition of such property), provided that, in any such case,
         (i) such Lien does not and shall not extend to or cover any other property of the Holding Company or any of its Subsidiaries and (ii) the Funded Debt and Current Debt secured thereby is permitted under section 14.5(d) and does not exceed the lower of the cost and the fair market value of such property;

                  (e) any Lien securing Funded Debt and Current Debt to the extent permitted under section 14.5(g); and

                  (f) Liens securing any Refinancing Debt to the extent permitted under section 14.5(e).

         14.10. Limitation on Transactions with Affiliates. The Holding Company will not, and will not permit any of its Subsidiaries to, engage in any transaction (including, without limitation, the purchase, sale or exchange of any properties and assets or the rendering of any services or the payment of compensation) with an Affiliate of the Holding Company or of any of its Subsidiaries (excluding any transaction exclusively between or among the Holding Company and/or any one or more Wholly- Owned Subsidiaries of the Holding Company) on terms less favorable to the Holding Company or any such Subsidiary in any material respect than would be obtainable at the time in comparable transactions with a Person not such an Affiliate; provided that nothing in this section 14.10 shall prohibit the payment of any amount permitted to be paid under section 14.6.

         14.11. Limitations on Investments and Derivative Transactions. The Holding Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (a) make or commit to make any Investments other than Permitted Investments or (b) be or become liable (contingently or otherwise) in respect of any Derivative Transactions other than Permitted Derivative Transactions.

         14.12. Limitation on Issuance of Shares of Subsidiaries. The Holding Company will not permit any of its Subsidiaries to (a) issue, sell or otherwise dispose of any Shares (or any securities convertible into or exercisable or exchangeable for Shares) of such Subsidiary except to the Holding Company or to a Wholly-Owned Subsidiary of the Holding Company or (b) sell, transfer or otherwise dispose of any Shares (or any securities convertible into or exercisable or exchangeable for Shares) of any other Subsidiary of the Holding Company except to the Holding Company or to a Wholly-Owned Subsidiary of the Holding Company. The Holding Company will not, in any event, permit any Subsidiary of the Holding Company to have outstanding any Preferred Shares.

         14.13. Limitation on Subsidiary's Consolidation or Merger. The Holding Company will not permit any of its Subsidiaries to consummate any merger or consolidation with any other Person, provided that, if, both at the time of and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, then any Subsidiary of the Holding Company may consummate any merger or consolidation with any Wholly-Owned Subsidiary of the Holding Company so long as, if any Securities shall remain outstanding following the consummation of such merger or consolidation, (x) the surviving or resulting corporation shall be a Wholly-Owned Subsidiary of the Holding Company and shall have delivered to each holder of any Notes to remain outstanding a legal, valid, binding and enforceable Subsidiary Guarantee and (y) the holders of any Securities to remain outstanding shall have received such additional agreements, documents and instruments (including, without limitation, opinions of counsel) as the Required Holders of any class of Securities to remain outstanding may reasonably request in connection therewith. No consolidation or merger permitted by this section 14.13 shall have the effect of releasing any Person from any liability or obligation under this Agreement or any of the other Operative Documents.

         14.14. Limitation on the Holding Company's Consolidation, Merger and Sale. The Holding Company will not consolidate with or merge into any other Person or transfer all or substantially all of its property in a single transaction or series of transactions to any Person, provided that the foregoing restriction does not apply to the consolidation or merger of the Holding Company with or into, or the transfer of all or substantially all of its property in a single transaction or series of transactions to, any other Person so long as:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires as a result of such transfer all or substantially all of the property of the Holding Company, as the case may be (the "Successor Corporation"), shall be a Solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, shall conduct substantially all of its business and shall keep substantially all of its assets in the United States of America and whose lines of business are related to or not materially different from the Business;

                  (b) if the Holding Company is not the Successor Corporation, the Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and each of the other Operative Documents (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders of the Notes), and the Holding Company shall have caused to be delivered to each holder of Notes an opinion of independent counsel reasonably satisfactory to the Required Holders of the Notes, to the effect that all agreements or instruments effecting such assumption are legal, valid and binding obligations of such Successor Corporation enforceable against it in accordance with their respective terms and covering such other matters as the Required Holders of the Notes may reasonably request; and

                  (c) immediately after giving effect to such transaction (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Consolidated Net Worth of the Successor Corporation shall not be less than the Consolidated Net Worth of the Holding Company immediately prior to such transaction and (iii) the Holding Company or the Successor Corporation, as the case may be, would be able to incur at least $1 of additional Funded Debt and/or Current Debt under section 14.5(g).

No such consolidation, merger or transfer shall have the effect of releasing the Holding Company or any Successor Corporation that shall theretofore have become such in the manner prescribed in this section 14.14 from its liability under this Agreement or any of the other Operative Documents.

         14.15. Limitation on Disposition of Property. The Holding Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell, lease or otherwise dispose of any of their respective properties and assets (or any right, title or interest therein), whether real, personal or mixed, tangible or intangible, including, without limitation, shares of capital stock, securities or Indebtedness of any Subsidiaries of the Holding Company, except for (a) sales of inventory in the ordinary course of business consistent with prudent business practice (b) the Proposed Deflecta-Shield Division Sale,
(c) a transaction effected in accordance with section 14.14 and (d) other sales by the Holding Company and its Subsidiaries of their respective properties and assets if, in the case of this clause (d), on the date of such sale and after giving effect thereto:

                           (i) no Default or Event of Default shall have
                  occurred and be continuing;

                           (ii) in the case of any sale for $500,000 or more,
                  the board of directors of the Holding Company shall have reasonably determined in good faith, as evidenced by written resolutions thereof promptly delivered to the holders of the Notes, that (A) the sale of such properties and assets is in the best interests of the Holding Company and its Subsidiaries and is not disadvantageous in any material respect to the holders of the Notes and (B) such properties and assets are being disposed of for fair and adequate cash consideration on fair and adequate terms; and

                           (iii) the aggregate depreciated book value of all
                  properties and assets sold pursuant to this clause (d) during any period of 12 consecutive months is not more than 5% of Consolidated Tangible Assets as at the end of the then most recently completed fiscal year of the Holding Company for which audited financial statements have been delivered pursuant to section 7(b).

         14.16. [Intentionally Omitted.]

         14.17. Modification of Certain Documents, Agreements and Instruments; Fiscal Year.

                  (a) The Holding Company will not, and will not permit any of its Subsidiaries to amend, supplement, modify or waive:

                           (i) any term of the Senior Loan Agreement or any
                  related agreements, documents or instruments (or the agreements, documents and instruments relating to any Refinancing Debt thereof) if the effect thereof is (A) to increase the aggregate outstanding principal amount of the Indebtedness thereunder to an amount in excess of that permitted under section 14.5(b), (B) to make the scheduled final maturity date of the Indebtedness thereunder earlier than that specified under the Senior Loan Agreement as in effect on the Auto Ventshade Closing Date, (C) to make the Weighted Average Life to Maturity of the Indebtedness thereunder less than that of the Indebtedness under the Senior Loan Agreement as in effect on the Auto Ventshade Closing Date or (D) to make the ranking of the Indebtedness thereunder senior (as a result of any contractual or structural subordination, the grant of any collateral security therefor, any change in the Persons obligated with respect thereto or otherwise) to the ranking of the

                  Indebtedness under the Senior Loan Agreement as in effect on the Auto Ventshade Closing Date;

                           (ii) any term of any other agreement, document or
                  instrument referred to in section 4.3 or of its Organizational Documents if the effect thereof is, or could reasonably be expected to be, materially adverse to the interests of any holder of any of the Securities; or

                           (iii) any term of (A) any of the Excluded Outstanding
                  Options, (B) the Harvest Consulting Agreement or (C) the Governance Agreement.

                  (b) The Holding Company will not and will not permit any of its Subsidiaries to have a fiscal year which ends on any date other than December 31 in each year.

         14.18. Further Assurances. From time to time hereafter, the Holding Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as any holder or holders of the Notes may reasonably request for the purpose of implementing or effectuating the provisions of the Operative Documents. Without limiting the generality of the foregoing, in the event that the Holding Company at any time or from time to time shall organize or acquire any Subsidiary (subject to the limitations set forth in section 14.19), then and in each such case, not less than 25 days prior to consummating such transaction, the Holding Company will notify each holder of the Notes and, at the time of the organization or acquisition of such Subsidiary the Holding Company will, and will cause each such additional Subsidiary to, execute and deliver a Subsidiary Guarantee to each holder of the Notes.

         14.19. Additional Subsidiaries. Notwithstanding anything to the contrary set forth herein, without the prior written consent of the Required Holders of the Notes, the Holding Company shall not, and shall not permit any of its Subsidiaries to, organize or acquire any Subsidiary if the effect thereof is or could reasonably be expected to be materially adverse to the interests of any holder of any of the Notes.

15.      Definitions.

         15.1. Definitions of Capitalized Terms. The terms defined in this section 15.1, whenever used in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

         "Acquisition Documents" shall mean collectively the Auto Ventshade Acquisition Documents and the Smittybilt Acquisition Documents.

         "Acquisitions" shall mean the Auto Ventshade Acquisition and the Smittybilt Acquisition.

         "Affiliate" of any Person shall mean any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such first-mentioned Person, or any individual, in the case of a Person who is an individual, who has a relationship by blood, marriage or adoption to such first-mentioned Person not more remote than first cousin, and, without limiting the generality of the foregoing, shall include (a) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of Voting Stock or other equity securities of such first-mentioned Person, (b) any Person of which such first-mentioned Person owns or holds, directly or indirectly, 5% or more of any class of Voting Stock or other equity securities or (c) any director, officer or senior management employee (or other individual having or performing substantially similar responsibilities) of such first-mentioned Person; provided that in no event shall you or any other institutional holder of Securities be deemed to be an Affiliate of the Holding Company. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or other equity securities or by contract or otherwise.

         "Applicable Premium" shall have the meaning specified in section 9.2.

         "Asset Disposition" shall mean the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of properties and assets of the Holding Company or any of its Subsidiaries other than (a) sales of inventory in the ordinary course of business and (b) the sale or disposition of the real estate located at 1800 N. 9th Street, Indianola, Iowa.

         "Auto Ventshade Acquisition" shall mean the purchase of the Auto Ventshade Acquisition Shares, the Auto Ventshade Merger and the consummation at the Closing of the other transactions contemplated by the Auto Ventshade Acquisition Documents.

         "Auto Ventshade Acquisition Agreement" shall mean the Stock Purchase Agreement dated as of December 11, 1998 by and among the Holding Company, Ventshade Holdings, Inc., the Persons listed on Schedule A thereto and New Holdings, Inc.

         "Auto Ventshade Acquisition Documents" shall mean the Auto Ventshade Acquisition Agreement and the other agreements, documents and instruments executed in connection therewith.

         "Auto Ventshade Acquisition Shares" shall mean all of the issued and outstanding Shares of Ventshade Holdings, Inc., all of which are purchased by New Holdings, Inc. pursuant to the Auto Ventshade Acquisition Agreement.

         "Auto Ventshade Business" shall mean the businesses and operations acquired in the Auto Ventshade Acquisition.

         "Auto Ventshade Closing" and "Auto Ventshade Closing Date" shall have the respective meanings specified in section 3.

         "Auto Ventshade Merger" shall mean the merger on the Auto Ventshade Closing Date of New Holdings, Inc. with and into Ventshade Holdings, Inc., with Ventshade Holdings, Inc. as the surviving corporation.

         "Autotron" shall mean Belmor Autotron Corp., a Delaware corporation, and any successor thereto.

         "AVS" shall mean Auto Ventshade Company, a Delaware corporation, and any successor thereto.

         "Business" shall have the meaning specified in section 5.4.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day which shall be in Boston, Massachusetts, Cleveland, Ohio, Minneapolis, Minnesota, or New York, New York, a legal holiday or a day on which banking institutions therein are authorized by law to close.

         "Capital Expenditures" of any Person shall mean, for any period, the amount capitalized as capital expenditures for such period as property, plant and equipment, (a) plus all deposits made in such period in connection with property, plant and equipment (less deposits of a prior period included in capital expenditures of such period), (b) less net proceeds of Asset Dispositions included in capital expenditures for such period which the Holding Company or any of its Subsidiaries are permitted to reinvest under subsection 1.5(c) of the Senior Loan Agreement, in each case determined in accordance with GAAP and (c) less the net proceeds of the sale or disposition of the real estate located at 1800 N. 9th Street, Indianola, Iowa and the fixed assets of the Fibernetics division (in the Proposed Deflecta-Shield Division Sale) which are reinvested pursuant to the requirements of the Senior Loan Agreement.

         "Capital Lease" shall mean any lease or similar arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder are required to be capitalized and shown as liabilities upon a balance sheet of such lessee or obligor prepared in accordance with GAAP or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

         "Change of Control" shall mean an event or series of events by or after which:

                  (a) any Person (other than the MassMutual Group), together with "affiliates" and "associates" of such Person, within the meaning of Rule 12b-2 of the Commission under the Exchange Act, shall beneficially own and/or control Shares of the Holding Company (and/or securities convertible into or exchangeable or exercisable for such Shares) having, in the aggregate, greater voting power and/or greater economic interest in the Holding Company than the Shares of the Holding Company (and such other securities) beneficially owned and controlled by the Harvest Funds, in each case calculated, without duplication, on a fully-diluted basis;

                  (b) the Harvest Funds shall cease to beneficially own and control 50% or more of the shares of Holding Company Common Stock beneficially owned and controlled by the Harvest Funds as of the Auto Ventshade Closing Date or, if greater, as of the Smittybilt Closing Date (in each case, calculated, without duplication, on a fully-diluted basis and adjusted appropriately for stock splits, stock dividends and combinations and the like);

                  (c) the Holding Company shall cease to beneficially own and control all of the outstanding Shares of each Issuer of the Notes (other than the Holding Company) and of each Guarantor;

                  (d) the Holding Company shall cease to have the right and ability by voting power, contract or otherwise to elect or designate for election a majority of the members of the board of directors of each Issuer of the Notes (other than the Holding Company) and of each Guarantor (except for any such Issuer or Guarantor merged, consolidated or dissolved in accordance with section 14.13); or

                  (e) the Holding Company shall cease to have the right and ability by voting power, contract or otherwise to direct or cause the direction of the management and policies of each Issuer of the Notes (other than the Holding Company) and of each Guarantor.

         "Closing" shall mean either the Auto Ventshade Closing or the Smittybilt Closing, as applicable.

         "Closing Date" shall mean either the Auto Ventshade Closing Date or the Smittybilt Closing, as applicable.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency from time to time administering the Securities Act and/or the Exchange Act.

         "Companies" shall mean the Holding Company, Deflecta, LII, Autotron, DFM, AVS and, on and after the Smittybilt Closing, Smittybilt, each of which is sometimes herein referred to as a "Company".

         "Confidential Information" shall have the meaning specified in section 8(b).

         "Consolidated EBITDA", "Consolidated Net Income", "Consolidated Net Worth", "Consolidated Operating Cash Flow", "Consolidated Tangible Assets", "Consolidated Total Debt" and "Consolidated Total Interest Coverage" shall mean the EBITDA, Net Income, Net Worth, Operating Cash Flow, Tangible Assets, Total Debt and Total Interest Coverage, as the case may be, of the Holding Company and its Subsidiaries (whether or not ordinarily consolidated in consolidated financial statements of the Holding Company and Subsidiaries), all consolidated in accordance with GAAP, and after giving appropriate effect to outside minority interests, if any, in Subsidiaries, provided that in determining Consolidated EBITDA, Consolidated Net Income and Consolidated Operating Cash Flow there shall be excluded (a) the Net Income of any Person (other than a Wholly-Owned Subsidiary of the Holding Company) in which the Holding Company or any Subsidiary of the Holding Company has an ownership interest, except to the extent that any such Net Income has been actually received in cash by the Holding Company or such Subsidiary in the form of dividends or similar distributions, (b) any undistributed Net Income of a Subsidiary of the Holding Company which for any reason is unavailable for distribution to the Holding Company or any other Subsidiary of the Holding Company, (c) the Net Income of any Person accrued prior to the date it becomes a Subsidiary of the Holding Company or is merged into or consolidated with the Holding Company or a Subsidiary of the Holding Company, (d) in the case of a successor to the Holding Company by consolidation, merger or transfer of assets, the Net Income of such successor accrued prior to such consolidation, merger or transfer, (e) any deferred or other credit representing the excess of the equity in any Subsidiary of the Holding Company at the date of acquisition thereof over the cost of the investment in such Subsidiary and (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during the same period.

         "Current Debt" of any Person shall mean, at any date, (a) all Indebtedness for borrowed money or in respect of Capital Leases or the deferred purchase price of property, whether or not interest bearing, of such Person at such date which would, in accordance with GAAP, be classified as short-term Indebtedness at such date, but specifically excluding the current maturities of such Person's Funded Debt and (b) all Guarantees by such Person at such date of Current Debt of others.

         "Default" shall mean any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default.

         "Deflecta" shall mean Deflecta-Shield Corporation, a Delaware corporation, and any successor thereto.

         "Derivative Transaction" shall mean (a) any rate, basis, commodity, currency, debt or equity swap, (b) any cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity exchange or forward agreement,
(d) any rate, basis, commodity, currency, debt or equity option, (e) any other similar agreement, (f) any option to enter into any of the foregoing, (g) any master agreement or other agreement providing for any of the foregoing and (h) any combination of any of the foregoing.

         "DFM" shall mean DFM Corp., an Iowa corporation, and any successor thereto.

         "EBITDA" of any Person shall mean, for any period, the Net Income of such Person for such period:

                  (a) plus (i) any provision for (or less any benefit from) income and franchise taxes included in the determination of Net Income,
         (ii) interest expense deducted in the determination of Net Income,
         (iii) amortization and depreciation deducted in the determination of Net Income, (iv) losses (or less gains) from Asset Dispositions or other non-cash items included in the determination of Net Income, (v) extraordinary losses (or less extraordinary gains), net of related tax effects, in each case determined in accordance with GAAP, (vi) expenses of the Related Transactions included in the determination of Net Income, provided that such expenses were included in the Pro Forma or disclosed in the notes thereto, and (vii) for any period ending on or before December 31, 1999, losses attributable to the Fibernetics division (in the Proposed Deflecta-Shield Division Sale) during the period from January 1, 1999 through January 30, 1999; and

                  (b) less expenditures pursuant to the last sentence of subsection 4.8 of the Senior Loan Agreement applicable to, but not included in, the Pro Forma, including expenditures during the period made in connection with the Related Transactions and payment of liabilities existing on the Auto Ventshade Closing Date.

         "Environmental Laws" shall mean any law, statute, rule, regulation or other governmental standard or requirement relating or pertaining to (a) the generation, manufacture, management, handling, use, sale, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other substance, or (b) any other act, omission or condition affecting or involving the environment or air or water pollution or soil or groundwater contamination

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings thereunder.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) that, together with any of the Companies, would be treated as a single employer under section 4001(b) of ERISA, or that is a member of a group of which any of the Companies is a member and that is a controlled group within the meaning of section 4971(e)(2)(B) of the Code.

         "Event of Default" shall have the meaning specified in section 16.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "Excluded Outstanding Options" shall mean the options outstanding on the Auto Ventshade Closing Date exercisable for an aggregate of 677,000 shares of Holding Company Common Stock and listed on Exhibit 5.5(a) attached hereto.

         "Executive Employment Agreements" shall mean the employment agreements, each as in effect on the Auto Ventshade Closing Date, between (a) the Holding Company and each of Ronald C. Fox, Kenneth L. Holbrook, James Jurinac and Dennis
W. Vollmershausen and (b) AVS and each of Asa Phillips, Jr., Stan Scarborough and Richard A. Tucker.

         "Fair Value" shall mean the fair value of the appropriate security, property, asset, business or entity as determined by the board of directors of the Holding Company, provided that if, within 15 days following receipt of the writing setting forth any such determination of Fair Value by the board of directors of the Holding Company, the Required Holders of the Warrants shall notify the Holding Company of their its disagreement with such determination, then Fair Value shall be determined by an independent appraiser of recognized national standing (selected by the Holding Company and reasonably satisfactory to the Required Holders of the Warrants and/or Warrant Shares). Each determination of Fair Value shall be made in accordance with generally accepted financial practice (but without any adjustment on account of any lack of liquidity, lack of control and/or restriction on transferability of any securities) and shall be set forth in writing, and the Holding Company shall, immediately following such determination, deliver a copy thereof to each holder of Securities then outstanding. The determination of any such independent appraiser so made shall be conclusive and binding on the Holding Company and on all holder or holders of the applicable class of Securities. The Companies shall pay all of the expenses incurred in connection with any such determination, including, without limitation, the expenses of the independent appraiser engaged to make such determination. If the Holding Company shall not have engaged such appraiser within 10 days after the occurrence of the event giving rise to the need therefor, then such appraiser may be engaged by the Required Holders of the Warrants (for purposes of any determination of Fair Value pursuant to section 4 of the Warrants). Notwithstanding the foregoing, in the case of any security (a) issued pursuant to a registered public offering, then the Fair Value of such security shall be the offering price to the public in such offering (including, with respect to any Convertible Security (as defined in the Warrants), the conversion price thereof, and any Purchase Right (as defined in the Warrants), the exercise price thereof), (b) issued in connection with a private placement for which an independent investment bank of recognized national standing is the agent, then the Fair Value of such security shall be the sale price (including, with respect to any Convertible Security, the conversion price thereof, and any Purchase Right, the exercise price thereof) in such private placement, (c) issued at a price (including, with respect to any Convertible Security, the conversion price, and any Purchase Right, the exercise price thereof) which an independent investment bank of recognized national or regional standing shall have determined, as set forth in a fairness opinion of such investment bank in customary form, to be fair, then the Fair Value of such security shall be such price or (d) issued pursuant to the Management Stock Option Plan, the Fair Value thereof shall be the fair market value thereof.

         "Funded Debt" of any Person shall mean, at any date, (a) all Indebtedness for borrowed money or in respect of Capital Leases or the deferred purchase price of property, whether or not interest-bearing, of such Person which would, in accordance with GAAP, be classified as long-term Indebtedness at such date, but in any event including all such Indebtedness, whether secured or unsecured, of such Person which matures (or which, pursuant to the terms of a revolving credit agreement or otherwise, is directly or indirectly renewable or extendible at the option of such Person for a period ending) more than one year after the date of the creation thereof, notwithstanding the fact that payments in respect thereof (whether installment, serial maturity or sinking fund payments or otherwise) are required to be made by such Person not more than one year after the date as of which the amount of Funded Debt is being determined, other than any amount thereof which is at the time included in Current Debt of such Person and (b) all Guarantees by such Person at such date of Funded Debt of others.

         "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

         "Guarantee" of any Person shall mean, at any date, any obligation of such Person at such date guaranteeing, directly or indirectly, any Indebtedness, liability or other obligation of any other Person in any manner, but in any event including all endorsements (other than for collection or deposit in the ordinary course of business), all discounts with recourse and all obligations incurred through an agreement, contingent or otherwise (a) to purchase the obligations of any other Person or any security therefor or to advance or supply funds for the payment or purchase of such obligations, or (b) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell transportation or services, primarily for the purpose of enabling the obligor to make payment of such obligations or to assure the owner of such obligations against loss, regardless of the delivery or non-delivery of the property, products, materials or supplies or the furnishing or nonfurnishing of the transportation or services, or (c) to provide funds for the payment of, or obligating such Person to make, any loan, advance, capital contribution or other investment in the obligor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date or to provide funds for the payment of any obligation, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the obligor. The amount of any Guarantee shall be equal to the amount of all Indebtedness, liabilities and other obligations directly or indirectly guaranteed thereby.

         "Guarantors" shall mean each of the Subsidiaries of the Holding Company (other than Deflecta, LII, Autotron, DFM, AVS and, on and after the Smittybilt Closing, Smittybilt) whether existing at the time of the Auto Ventshade Closing or thereafter organized or acquired. At the time of the Auto Ventshade Closing, the Guarantors are: (a) Lund Acquisition Corp., (b) BAC Acquisition Co., (c) Trailmaster Products, Inc., (d) Delta III, Inc. and (e) Ventshade Holdings, Inc.

         "Harvest Consulting Agreement" shall mean the Services Agreement dated September 9, 1997 among the Holding Company and Harvest Manager.

         "Harvest Funds" shall mean LIH, LIH II and LIH III.

         "Harvest Governance Agreement" shall mean that certain Second Amended and Restated Governance Agreement dated as of December 23, 1998 among the Holding Company and the Harvest Funds.

         "Harvest Manager" shall mean Harvest Partners, Inc., a New York corporation.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any Environmental Law or any other applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "Holding Company" shall mean Lund International Holdings, Inc., a Delaware corporation, and any successor thereto.

         "Holding Company Class A Common Stock" shall mean Common Stock, $.10 par value, of the Holding Company as constituted on the Auto Ventshade Closing Date, and any Shares into which such Common Stock shall have been changed or any Shares resulting from any reclassification of such Common Stock.

         "Holding Company Class B Common Stock" shall mean Class B Common Stock, $.01 par value, of the Holding Company as constituted on the Auto Ventshade Closing Date and any Shares into which such Class B Common Stock shall have been changed or any Shares resulting from any reclassification of such Class B Common Stock.

         "Holding Company Common Stock" shall mean the Holding Company Class A Common Stock and the Holding Company Class B Common Stock.

         "IDRB" shall have the meaning specified in section 5.12.

         "Indebtedness" of any Person shall mean, at any date, all indebtedness, liabilities and other obligations of such Person at such date (other than items of shareholders' equity) which would, in accordance with GAAP, be classified as liabilities of such Person, but in any event including (without duplication):

                  (a) all Guarantees of such Person;

                  (b) all indebtedness, liabilities and other obligations secured by any mortgage, lien, pledge, charge, security interest or other encumbrance in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations;

                  (c) all indebtedness, liabilities and other obligations of such Person arising under any conditional sale or other title retention agreement, whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property;

                  (d) the amount of the obligation required to be recorded by the lessee in respect of any Capital Lease under which such Person is lessee; and

                  (e) all indebtedness, liabilities and other obligations arising in connection with letters of credit, bankers acceptances or other credit enhancement facilities.

         "Indemnified Costs" and "Indemnitee" shall have the respective meanings specified in section 21.

         "Interest Expense" of any Person shall mean, for any period, all interest expense, net of interest income, included in the determination of Net Income for such period, less (a) amortization of capitalized fees and expenses incurred with respect to the Related Transactions included in interest expense,
(b) interest paid in kind and included in interest expense and (c) amortization of original issue discount included in interest expense, in each case determined in accordance with GAAP.

         "Investment" shall mean, with respect to any Person, any investment made in any other Person by stock purchase, capital contribution, loan, advance, acquisition of Indebtedness, Guarantee or otherwise, but excluding any capital expenditure made in the ordinary course of business.

         "Issuer" shall mean, with respect to any Security, the issuer of such Security.

         "Licenses" shall mean certificates of public convenience and necessity, franchises, licenses and other permits and authorizations from governmental authorities.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), preference, priority, security interest, chattel mortgage or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any lease having substantially the same effect as any of the foregoing.

         "LIH" shall mean LIH Holdings LLC, a Delaware limited liability company, the sole managing member of which is an Affiliate of the Harvest Manager.

         "LIH II" shall mean LIH Holdings II LLC, a Delaware limited liability company, the sole managing member of which is an Affiliate of the Harvest Manager.

         "LIH III" shall mean LIH Holdings III LLC, a Delaware limited liability company, the sole managing member of which is an Affiliate of the Harvest Manager.

         "LII" shall mean Lund Industries, Incorporated, a Minnesota corporation, and any successor thereto.

         "Management Stock Option Plan" shall have the meaning specified in section 4.1.

         "MassMutual Group" shall mean Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors, MassMutual Participation Investors and MassMutual Corporate Value Partners Limited and their respective successors and assigns.

         "Material Adverse Change" shall mean a material adverse change in or effect upon (a) the condition (financial or otherwise), business, performance, operations, properties or prospects of the Holding Company and its Subsidiaries taken as one enterprise, (b) the legality, validity or enforceability of this Agreement, the Securities or any of the other Operative Documents; (c) the rights and remedies of any holder of Securities with respect thereto or (d) the ability of any of the Companies or of the Holding Company and its Subsidiaries taken as one enterprise to perform their obligations under any of the Operative Documents and/or to comply with any of the terms thereof. In determining whether any individual event would result in a Material Adverse Change, notwithstanding that such event does not of itself have such effect, a Material Adverse Change shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Change

         "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

         "Net Income" of any Person shall mean, for any period, the net income (or net loss), of such Person for such period, determined in accordance with GAAP.

         "Net Worth" of any Person shall mean, at any date, the sum of (a) the capital stock (excluding treasury stock and capital stock subscribed and unissued) and (b) surplus (including retained earnings, additional paid-in capital and the balance of the current profit and loss account not transferred to surplus) of such Person at such date, determined in accordance with GAAP.

         "Notes" shall have the meaning specified in section 1.

         "Obligors" shall mean the Companies and the Guarantors.

         "Officers' Certificate" shall mean a certificate signed on behalf of the Holding Company and its Subsidiaries by the Chairman, President or one of the Vice Presidents of the Holding Company and by the Treasurer or one of the Assistant Treasurers of the Holding Company.

         "Old World" shall mean Old World Industries, Inc.

         "Old World Consulting Agreement" shall mean the Consulting Agreement dated March 31, 1997 by and between Old World Industries, Inc. and LIH II, as amended, modified and supplemented from time to time.

         "Operating Cash Flow" of any Person shall mean, for any period, the EBITDA of such Person for such period, minus (a) Unfinanced Capital Expenditures during such period and (b) Other Capitalized Costs during such period, in each case determined in accordance with GAAP.

         "Operative Documents" shall mean this Agreement, the Other Securities Purchase Agreements, the Securities, the Rights Agreement and each of the other agreements, documents and instruments executed in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented.

         "Organizational Documents" of any Person shall mean such Person's charter and by-laws, partnership agreement, operating agreement, members agreement, trust agreement, as applicable, and/or any other similar agreement, document or instrument.

         "Other Capitalized Costs" of any Person shall mean, for any period, the gross amount capitalized for such period as long term assets of such Person (net of cash received in respect of long term assets), other than (a) Capital Expenditures and (b) fees and expenses capitalized with respect to the Related Transactions, determined in accordance with GAAP.

         "Other Securities Purchase Agreements" and "Other Purchasers" shall have the respective meanings specified in section 1.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Permitted Derivative Transaction" shall mean any Derivative Transaction consisting of an interest rate swap, cap and/or collar agreement on usual and customary terms entered into to hedge against (as opposed to speculate in) fluctuations in interest rates.

         "Permitted Investment" shall mean any of the following Investments:

                  (a) Investments, if any, existing on the date hereof and referred to in Exhibit 5.9 attached hereto;

                  (b) Investments by the Holding Company or by any Subsidiary of the Holding Company in any Wholly-Owned Subsidiary (or in any

         Person which simultaneously therewith becomes a Wholly-Owned Subsidiary) made by stock purchase, capital contribution, loan or advance, provided that (i) both at the time of and immediately after giving effect to any such Investment, no Default or Event of Default shall have occurred and be continuing, (ii) all such Investments are made only in Solvent entities which (A) are organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, (B) conduct substantially all of their business and keep substantially all of their assets in the United States of America and (C) are engaged in lines of business related to or not materially different from the Business;

                  (c) readily marketable obligations (having a maturity not in excess of 12 months from the date of acquisition thereof) of, or fully and unconditionally guaranteed (as to both principal and interest) by, the United States of America or an agency thereof;

                  (d) negotiable certificates of deposit evidencing direct obligations of any federally insured commercial bank or trust company organized and operating in the United States of America having capital and surplus and undivided profits of at least $100,000,000 and having the highest or second highest rating available from Moody's Investors Service, Inc. or Standard & Poor's Corporation;

                  (e) shares of so-called "money market funds" registered under the Investment Company Act of 1940, as amended, organized and operating in the United States of America, having total net assets of $1,000,000,000 or more and investing primarily in securities of the character described in the preceding clauses (c) and (d) of this definition;

                  (f) accounts receivable arising from transactions in the ordinary course of business; contingent liabilities represented by endorsements of negotiable instruments for collection or deposit in the ordinary course of business; advances (including advances to employees), deposits, down payments and prepayments on account of firm purchase orders, in each case made in the ordinary course of business;

                  (g) additional Investments not otherwise permitted under this definition, provided that both at the time of and immediately after giving effect to any Investment made pursuant to this clause (g), (i) no Default or Event of Default shall exist and (ii) the aggregate value of all Investments made pursuant to this clause (g) shall not at any time exceed $1,000,000, provided, further, that the "value" of any Investment, for purposes of this clause (g), shall be the greater of
         (A) the amount at which such Investment is shown on the books of the Holding Company or any of its Subsidiaries (or zero, if such Investment is not shown on any such books) and (B) either (1) in the case of any Guarantee of the obligation of any

         Person, the amount which the Holding Company or any of its Subsidiaries has paid on account of such obligation, less any recoupment by the Holding Company or any such Subsidiary of any such payments or (2) in the case of any other Investment, the excess of (x) th greater of (i) the amount originally entered on the books of the Holding Company or any of its Subsidiaries with respect thereto and (ii) the cost thereof to the Holding Company or its Subsidiary, over (y) any return of capital (after income taxes applicable thereto) upon such Investment through the sale or other liquidation thereof or part thereof or otherwise;

                  (h) Investments made in connection with any Permitted Derivative Transaction;

                  (i) the Investment consisting of a promissory note for $500,000 to be received in connection with the Proposed Deflecta-Shield Division Sale; and

                  (j) Investments to be made for the purpose of the defeasance of the IDRB.

         "Person" shall mean an individual, a corporation, an association, a joint-stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Holding Company or any ERISA Affiliate or with respect to which the Holding Company or any ERISA Affiliate may have any liability.

         "Preferred Shares", as applied to shares of any Person, shall mean shares of such Person which shall be entitled to preference or priority over any other shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation.

         "Pro Forma" shall mean the pro forma unaudited consolidated and consolidating balance sheets of the Holding Company and its Subsidiaries attached hereto as Exhibit 5.6(c).

         "Pro Forma Consolidated Leverage Ratio" shall mean, as of the date of determination thereof, the ratio of (a) Consolidated Total Debt outstanding on such date (including all Funded Debt and Current Debt the incurrence of which gives rise to the need for such determination) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Holding Company ending on, or most recently ended prior to, such date of determination (or, for purposes of any determination of the Pro Forma Consolidated Leverage Ratio before the expiration of 365 days following the Auto Ventshade Closing Date (or, if the Smittybilt Closing occurs, the Smittybilt Closing Date), Consolidated EBITDA for the period commencing on the Auto Ventshade Closing Date (or, if the Smittybilt Closing occurs, the Smittybilt Closing Date) and ending on the last day of the then most recently completed fiscal quarter of the Holding Company multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days in such period), in each case determined on a pro forma basis to give effect as of the first day of such period to the incurrence of all Funded Debt and Current Debt giving rise to the need for such determination and the retirement of any Indebtedness which is concurrently being retired. For purposes hereof, Interest Expenses (in the calculation of Consolidated EBITDA) which are payable at a floating or variable rate shall be determined on the basis of the rate in effect on the date as of which the Pro Forma Consolidated Leverage Ratio is to be determined.

         "Proposed Deflecta-Shield Division Sale" shall mean the proposed sale of the Fibernetics division of Deflecta to current management of such division upon the terms and conditions disclosed to you prior to the date hereof.

         "Proprietary Rights" shall mean any patents, registered and common law trademarks, service marks, trade names, copyrights, licenses and other similar rights (including, without limitation, know-how, trade secrets and other confidential information) and applications for each of the foregoing, if any.

         "Refinancing Debt" and "Refinanced Debt" shall have the respective meanings specified in section 14.5.

         "Related Transactions" shall mean the Acquisitions, the issue and sale of the Securities pursuant to this Agreement and the Other Securities Purchase Agreements and the consummation of the other transactions contemplated hereby, including the payment of all fees, costs and expenses associated with all of the foregoing.

         "Rental Obligations" of any Person shall mean, for any period, all rents and other amounts (including as such, all payments which such Person is obligated to make to the lessor on termination of any lease and/or on surrender of the leased property other than payments for which such Person is contingently liable on account of early termination or breach of such lease) paid, payable or guaranteed during such period by such Person, as lessee or sublessee under any lease, including, without limitation, any amount required to be paid by such Person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, utilities and similar charges, determined in accordance with GAAP. Whenever it is necessary to determine the amount of Rental Obligations for any period, to the extent that such Rental Obligations are not definitely determinable by the terms of the lease, the Rental Obligations not so definitely determinable shall be estimated in good faith and in such reasonable manner as the board of directors of the Holding Company may determine (as evidenced by a certified resolution of such board of directors promptly delivered to the holder or holders of the Notes).

         "Required Holders" as applied to describe the requisite holder or holders of any class of the Securities, shall mean, at any date, the holder or holders of 66-2/3% or more in interest of such class of Securities at the time outstanding (excluding all Securities at the time owned by any Company or any Affiliate of any Company).

         "Restricted Investment" shall mean any Investment other than a Permitted Investment.

         "Restricted Payment" as applied to any Person shall mean:

                  (a) any dividend or other distribution, direct or indirect, on account of any Shares of such Person now or hereafter outstanding (including, without limitation, Preferred Shares) or any securities convertible into or exercisable or exchangeable for such Shares, except
         (i) any such dividend or distribution payable to the Holding Company and/or any Wholly-Owned Subsidiary of the Holding Company (which has executed and delivered a valid and enforceable Subsidiary Guarantee to each holder of any Notes) and (ii) a dividend payable to all of the holders of Holding Company Common Stock then outstanding solely in shares of Holding Company Common Stock;

                  (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any Shares of such Person now or hereafter outstanding (including, without limitation, Preferred Shares) or any securities convertible into or exercisable or exchangeable for such Shares; and

                  (c) any payment of any management, transaction, investment banking or consulting fee or similar amount to any Affiliate of the Holding Company, including, without limitation, any of the Harvest Funds, the Harvest Manager, Old World or any Affiliate of any such Person;

provided that, notwithstanding the foregoing, the term "Restricted Payment" shall not include any dividend or other distribution paid on, or any redemption, retirement, purchase or other acquisition of, any Warrants and/or Warrant Shares.

         "Rights Agreement" shall have the meaning specified in section 4.3.

         "Securities" shall mean the Notes, the Warrants and, unless the context clearly requires otherwise, the Warrant Shares, each of which is a "Security".

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "Senior Lender Agent" shall mean Heller Financial, Inc. as agent for the Senior Lenders, or any successor agent appointed in accordance with the Senior Loan Agreement.

         "Senior Lenders" shall mean the lenders from time to time under the Senior Loan Agreement.

         "Senior Loan Agreement" shall mean the Credit Agreement dated as of February 27, 1998, as amended by Amendment Nos. 1 and 2 thereto, dated April 1, 1998 and the date hereof, respectively, among the Holding Company and its Subsidiaries, the Senior Lenders and the Senior Lender Agent, as further amended, modified and supplemented from time to time.

         "Senior Loan Documents" shall mean the Senior Loan Agreement and the other agreements, documents and instruments executed in connection therewith, as amended, modified and supplemented from time to time.

         "Series B Preferred Stock" shall have the meaning specified in section 12.

         "Shares" of any Person shall include any and all Shares of capital stock, partnership interests, limited liability company interests, membership interests, or other Shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person, and, as applied to the Holding Company, includes the shares of Holding Company Common Stock.

         "Smittybilt" shall mean Smittybilt, Inc., a California corporation.

         "Smittybilt Acquisition" shall mean the purchase of the Smittybilt Acquisition Shares and the consummation of the other transactions contemplated by the Smittybilt Acquisition Documents.

         "Smittybilt Acquisition Agreement" shall mean the purchase agreement pursuant to which the Holding Company acquires the Smittybilt Acquisition Shares.

         "Smittybilt Acquisition Documents" shall mean the Smittybilt Acquisition Agreement and the other agreements, documents and instruments executed in connection therewith.

         "Smittybilt Acquisition Shares" shall mean all of the issued and outstanding Shares of Smittybilt, all of which are to be purchased by the Holding Company pursuant to the Smittybilt Acquisition Agreement.

         "Smittybilt Business" shall mean the businesses and operations acquired in the Smittybilt Acquisition.

         "Smittybilt Closing" and "Smittybilt Closing Date" shall have the respective meanings specified in section 3.

         "Solvent" as applied to any Person at any date shall mean that on and as of such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities on and as of any date shall be computed as the amount that, in the light of all the facts and circumstances existing on and as of such date, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, "Person" shall mean, where so required by the context in which the term "Solvent" appears, such Person and its Subsidiaries taken as a whole.

         "Source" shall have the meaning specified in section 26.

         "Subsidiary" of any Person at any date shall mean (a) any other Person a majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person and (b) any other Person with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person's profits or losses or more than 50% of such Person's assets on liquidation or (ii) holds an equity interest in such Person of more than 50%. As used herein, unless the context clearly required otherwise, the term "Subsidiary" refers to a Subsidiary of the Holding Company.

         "Subsidiary Guarantee" shall have the meaning specified in section 1.

         "Tangible Assets" of any Person shall mean, at any date, the Total Assets of such Person at such date, less any amount included therein in respect of any item properly classified as an intangible asset in accordance with GAAP.

         "Total Assets" of any Person shall mean, at any date, the depreciated book value of all properties and assets of such Person (whether real, personal or mixed and tangible or intangible) at such date, determined in accordance with GAAP.

         "Total Debt" of any Person shall mean, at any date, all Funded Debt and Current Debt of such Person at such date.

         "Total Interest Coverage" of any Person shall mean, for any period, the ratio of Operating Cash Flow of such Person for such period to Interest Expenses of such Person for such period.

         "Trigger Date" shall have the meaning specified in section 12.

         "Unfinanced Capital Expenditures" shall mean Capital Expenditures, less the portion thereof financed under Capital Leases or other Indebtedness (other than Indebtedness incurred under the revolving credit facility established pursuant to the Senior Loan Agreement or any Refinancing Debt incurred in respect thereof), determined in accordance with GAAP.

         "Voting Stock", when used with reference to any Person, shall mean Shares (however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such Person, other than Shares having such power only by reason of the happening of a contingency.

         "Warrant Shares" shall have the meaning specified in the Warrants.

         "Warrants" shall have the meaning specified in section 1.

         "Weighted Average Life to Maturity" of any Indebtedness or obligation shall mean, at any date, the number of years obtained by dividing the then Remaining Dollar-years of such Indebtedness or obligation by the then outstanding principal amount of such Indebtedness or obligation. For purposes of this definition, the "Remaining Dollar-years" of any Indebtedness or obligation shall mean, at any date, the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Wholly-Owned Subsidiary" shall mean any Subsidiary all of the outstanding Shares of which, other than directors' qualifying Shares, shall at the time be owned by the Holding Company and/or by one or more other Wholly-Owned Subsidiaries and the accounts of which are consolidated with those of the Holding Company in accordance with GAAP.

         "Withdrawal Liability" shall have the meaning given such term under
Part 1 of Subtitle E of Title IV of ERISA.

         15.2. Other Definitions. The terms defined in this section 15.2, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

         "this Agreement" (and similar references to any of the other Operative Documents) shall mean, and the words "herein" (and "therein"), "hereof" (and "thereof"), "hereunder" (and "thereunder") and words of similar import shall refer to, such instruments as they may from time to time be amended, modified or supplemented.

         "beneficial" ownership of any Shares or other securities by any Person shall be determined in the manner set forth in Rule 13d-3 of the Commission under the Exchange Act.

         a "class" of Securities shall refer to the Notes, the Warrants and the Warrant Shares, as the case may be, each of which is a separate class.

         "corporation" shall include an association, joint stock company, business trust or other similar organization.

         "premium" when used in conjunction with references to principal of and interest on the Notes, shall mean any amount due upon any payment or prepayment of any of the Notes, other than principal and interest, and shall include the Applicable Premium.

         15.3. Accounting Terms and Principles; Laws.

                  (a) All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP; all computations made pursuant to this Agreement shall be made in accordance with GAAP and all financial statements shall be prepared in accordance with GAAP.

                  (b) All references herein to laws, statutes, rules, regulations and/or to other governmental restrictions, standards and/or requirements shall, unless the context clearly requires otherwise, be deemed to refer to those promulgated, issued and/or enforced by any domestic or foreign federal, state or local government, governmental agency, authority, court, instrumentality or regulatory body, including, without limitation, those of the United States of America or any state thereof or the District of Columbia.

16.      Remedies.

         16.1. Events of Default Defined; Acceleration of Maturity. If any one or more of the following events ("Events of Default") shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                  (a) if default shall be made in the due and punctual payment of all or any part of the principal of, or premium (if any) on, any Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise;

                  (b) if default shall be made in the due and punctual payment of any interest on any Note or any fee when and as the same shall become due and payable and such default shall have continued for a period of five Business Days;

                  (c) if default shall be made in the performance or observance of any covenant, agreement or condition contained in sections 7(g), 8(a), 9.7, 14.2(b), 14.5 to 14.19, inclusive;

                  (d) if default shall be made in the performance or observance of any other of the covenants, agreements or conditions contained in this Agreement or any of the other Operative Documents and such default shall have continued for a period of 30 days after the earlier to occur of (i) the Holding Company's obtaining actual knowledge of such default or (ii) the Holding Company's receipt of written notice of such default;

                  (e) if the Holding Company or any Subsidiary of the Holding Company shall make a general assignment for the benefit of creditors, or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver, liquidator or fiscal agent for it or for all or any substantial part of its properties, or shall (or its directors or stockholders shall) take any action looking to its dissolution or liquidation;

                  (f) if, within 45 days after the commencement of an action against the Holding Company or any Subsidiary of the Holding Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Holding Company or any Subsidiary of the Holding Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 45 days after the appointment without the consent or acquiescence of the Holding Company or any Subsidiary of the Holding Company of any trustee, custodian, receiver, liquidator or fiscal agent for the Holding Company or any Subsidiary of the Holding Company or for all or any substantial part of their respective properties, such appointment shall not have been vacated;

                  (g) if, under the provisions of any law for the relief or aid of debtors, any court or governmental agency of competent jurisdiction shall assume custody or control of the Holding Company or of any Subsidiary of the Holding Company or of all or any substantial part of their respective properties and such custody or control shall not be terminated by the Holding Company or any of its Subsidiaries or stayed within 45 days from the date of assumption of such custody or control;

                  (h) if the Holding Company or any Subsidiary of the Holding Company shall fail to (i) make any payment due on any Indebtedness (other than the Notes) or other obligation (including any in respect of any performance bond, bid bond or lease or any Shares upon the exercise by any Person of any put or call option or other similar right of redemption or repurchase with regard to such Shares), if the aggregate outstanding amount thereof (and of any other Indebtedness or other obligation as to which the Holding Company or any Subsidiary of the Holding Company is in default) exceeds $1,000,000 (or the equivalent thereof, as of any date of determination, in any other currency), or
         (ii) perform, observe or discharge any covenant, condition or obligation in any agreement, document or instrument evidencing, securing or relating to such Indebtedness or other obligation, if the effect of any such failure of the character described in this clause
         (ii) is to cause, or any other Person shall cause, any payment in respect thereof in an aggregate amount of $1,000,000 (or the equivalent thereof, as of any date of determination, in any other currency) or more to become due and payable;

                  (i) if a final judgment or judgments for the payment of money which, together with all other outstanding final judgments for the payment of money against the Holding Company and/or any Subsidiary of the Holding Company (excluding any judgment or judgments as to which a financially sound and reputable insurance company (having the highest or second highest rating available from A.M. Best Company or an equivalent Person) has accepted full liability in writing), exceeds an aggregate of $1,000,000 (or the equivalent thereof, as of any date of determination, in any other currency) shall be rendered against the Holding Company or any Subsidiary of the Holding Company which judgments are not, within 30 days after entry thereof, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay;

                  (j) if any representation or warranty made by or on behalf of the Holding Company or any Subsidiary of the Holding Company in this Agreement or in any of the other Operative Documents or in any agreement, document or instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date as of which made;

                  (k) if, at any time, this Agreement or any of the other Operative Documents shall for any reason (other than the scheduled termination thereof in accordance with its terms) expire, fail to be in full force and effect or be disaffirmed, repudiated, cancelled, terminated by the Holding Company or any of its Subsidiaries or declared to be unenforceable, null and void; or

                  (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Holding Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $250,000 (or the equivalent thereof, as of any date of determination, in any other currency), (iv) the Holding Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
         (v) the Holding Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Holding Company or any Subsidiary of the Holding Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Holding Company or any Subsidiary of the Holding Company thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, has resulted in, or could reasonably be expected to result in, a liability in excess of $1,000,000;

then, upon the occurrence and during the continuance of any Event of Default (other than one of the character described in clauses (e), (f) or (g) of this section 16.1) and at the option of the Required Holders of the Notes, exercised by written notice to the Companies (or to any of them), the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Companies shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding
(i) the entire principal of and interest accrued on the Notes and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Applicable Premium, as liquidated damages and not as a penalty, that would be due upon a prepayment of the Notes pursuant to section 9.2 on the date upon which the Notes shall have been so accelerated; provided that, in the case of an Event of Default of the character described in clauses (a) or (b) of this section 16.1 and irrespective of whether all of the Notes have been declared due and payable by the Required Holders of the Notes, any holder of Notes who or which has not consented to any waiver with respect to such Event of Default may, at the option of such holder, by written notice to the Companies (or to any of them), declare all Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Companies shall forthwith upon any such acceleration pay to such holder (i) the entire principal of and interest accrued on such Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Applicable Premium, as liquidated damages and not as a penalty, that would be due upon a prepayment of such Notes pursuant to section 9.2 on the date upon which such Notes shall have been so accelerated; provided, further, that, in the case of an Event of Default of the character described in clauses (e), (f) or (g) of this section 16.1, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Companies shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Applicable Premium, as liquidated damages and not as a penalty, that would be due upon a prepayment of the Notes pursuant to section 9.2 on the date upon which the Notes shall have been so accelerated.

         Notwithstanding the foregoing provisions, at any time after the occurrence of any Event of Default and of notice thereof, if any, by any holder or holders of Notes and before any judgment, decree or order for payment of the money due has been obtained by or on behalf of any holder or holders of the Notes, the Required Holders of the Notes by written notice to the Companies (or to any of them), may rescind and annul such Event of Default and/or notice of such Event of Default and the consequences thereof with respect to all of the Notes (including any Notes which were accelerated pursuant to the first proviso in the preceding paragraph by any holder or holders on account of an Event of Default of the character described in clause (a) or (b) of this section 16.1) if:

                  (1) the Companies have paid a sum sufficient to pay

                           (A) all overdue interest on the Notes at the rate
                  specified in the Notes;

                           (B) the principal of (and premium, if any, on) any
                  Notes which have become due otherwise than by such Event of Default or notice thereof and interest thereon at the rate specified in the Notes; and

                           (C) interest on such overdue principal (and premium,
                  if any) and, to the extent that payment of such interest is lawful, interest upon overdue interest, all at the rate for overdue amounts specified in such Notes; and

                  (2) all Defaults and Events of Default, other than the non-payment of amounts which have become due solely by such acceleration, have been cured or waived as provided in section 19.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         16.2. Suits for Enforcement, etc. In case any one or more of the Events of Default specified in section 16.1 shall have occurred and be continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under section 16.1, the holder of any Security may proceed to protect and enforce its rights either by suit in equity or by action at law, or both. Each Obligor stipulates that the remedies at law of the holder or holders of the Securities in the event of any default by any Obligor in the performance of or compliance with any covenant or agreement in this Agreement or any of the other Operative Documents are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against a violation thereof or otherwise. Without limiting the generality of the foregoing (and without derogating from any provision contained in this Agreement or any of the other Operative Documents), upon the occurrence and during the continuance of an Event of Default, the Required Holders of the Notes at the time outstanding shall, as a group, have the right to apply for and have a receiver appointed for the Holding Company and its Subsidiaries, or any one or more of them, by a court of competent jurisdiction in any action taken by any such holders to enforce their respective rights and remedies hereunder and under the other Operative Documents in order to manage, protect and preserve the assets of the Holding Company and its Subsidiaries and continue the operation of the business of the Holding Company and its Subsidiaries, or to sell or dispose of the assets of the Holding Company and its Subsidiaries, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and each Obligor hereby consents to such appointment without regard to the presence or absence of any misfeasance or malfeasance or any other fact or circumstance which otherwise would provide a defense to such appointment.

         16.3. No Election of Remedies. No remedy conferred in this Agreement or in any of the other Operative Documents upon the holder of any Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         16.4. Remedies Not Waived. No course of dealing between any Obligor, on the one hand, and any holder of any Security, on the other hand, and no delay by any such holder in exercising any rights hereunder or under any of the other Operative Documents shall operate as a waiver of any rights of any such holder.

         16.5. Application of Payments. In case any one or more of the Events of Default specified in section 16.1 shall have occurred, all amounts to be applied to the prepayment or payment of any Notes, shall be applied, after the payment of all related costs and expenses incurred by the holders of the Notes (including, without limitation, compensation to any and all trustees, liquidators, receivers or similar officials and reasonable fees, expenses and disbursements of counsel) in such order of priority as is determined by the Required Holders of the Notes.

17.      Registration, Transfer and Exchange of Securities.

                  (a) Securities issued hereunder shall be issued in registered form. The Holding Company shall keep at its principal executive office (which at Closing shall be located at the address set forth at the beginning of this Agreement) registers in which the Issuer(s) of the Securities shall provide for the registration and transfer of the Securities. The name and address of each holder of the Securities shall be registered in such registers. The Issuer(s) shall give to any institutional holder of any Security promptly (but in any event within 10 days) following request therefor, a complete and correct copy of the names and addresses of all registered holders of the Securities and the amount and kind of Securities held by each. Whenever any Security or Securities shall be surrendered for transfer or exchange, the Issuer(s) of the Securities at its (or their) expense will execute and deliver in exchange therefor a new Security or Securities (in such denominations and registered in such name or names as may be requested by the holder of the surrendered Security or Securities), in the same aggregate unpaid principal amount (in the case of the Notes) or the same aggregate number of shares (in the case of the Warrant Shares), as applicable, as that of the Security or Securities so surrendered and, in the case of the Notes, dated so as not to result in any loss of interest. The Issuer(s) may treat the Person in whose name any Security is registered as the owner of such Security for all purposes.

                  (b) Each holder of any Securities agrees by its acceptance thereof not to transfer any Securities if, after giving effect to such transfer, there are more than five unaffiliated holders of the Securities.

18. Replacement of Securities. Upon receipt by the Issuer(s) of such Security of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any Security and (in the case of loss, theft or destruction) of reasonably satisfactory indemnity, and (in the case of mutilation) upon surrender of such Security, the Issuer(s) of such Security, at its (or their) expense will execute and deliver in lieu of such Security a new Security of like tenor and, in the case of any new Note, dated so as not to result in any loss of interest. Your unsecured agreement to indemnify and/or affidavit and that of any other institutional holder shall constitute satisfactory indemnity and/or satisfactory evidence of loss, theft or destruction for the purpose of this section 18.

19.      Amendment and Waiver.

                  (a) Any term of this Agreement and, unless explicitly provided otherwise therein, of any of the other Operative Documents may, with the consent of the Companies, be amended, or compliance therewith may be waived, in writing only, by the Required Holders of each class of Securities entitled to the benefits of such term, provided that (i) without the consent of the holders of all of the Notes at the time outstanding, no such amendment or waiver shall (A) change the amount of the principal of or any rate of interest on or premium payable with respect to any of the Notes or change the payment terms of any of the Notes, or, except as provided in the Notes, subordinate the obligation of the Obligors to pay any amount due on the Notes to any other obligation, or (B) change the percentage of holders of Notes required to approve any such amendment, effectuate any such waiver or accelerate payment of the Notes; (ii) without the consent of the holders of all of the Warrants and Warrant Shares at the time outstanding, no such amendment or waiver shall change the percentage of holders of the Warrants and Warrant Shares required to approve any such amendment or effect any such waiver; and (iii) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon. Executed or true and correct copies of any amendment, waiver or consent effected pursuant to this section 19 shall be delivered by the Companies to each holder of Securities forthwith (but in any event not later than five days) following the effective date thereof.

                  (b) The Companies will not, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Operative Documents unless each holder of the Securities (irrespective of the kind and amount of Securities then owned by it) shall be informed thereof by the Companies and, if such holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by the Companies with sufficient information to enable it to make an informed decision with respect thereto and shall be offered and paid such remuneration and granted such security on the same terms.

                  (c) In determining whether the requisite holders of Securities have given any authorization, consent or waiver under this section 19, any Securities owned by the Companies or any of their Affiliates shall be disregarded and deemed not to be outstanding.

20. Method of Payment of Securities. Irrespective of any provision hereof or of the other Operative Documents to the contrary, so long as you (or your nominee) or any other institutional holder shall hold any Security, the Companies will make all payments thereon to you or such other institutional holder by the method and at the address for such purpose specified in Schedule I attached hereto or by such other method or at such other address as you or such institutional holder may designate in writing, without requiring any presentation or surrender of such Security, except that if any Security shall be paid, prepaid and/or repurchased in full, such Security shall be surrendered to the Issuer(s) thereof promptly following such payment, prepayment or repurchase and cancelled.

21. Expenses; Indemnity. Whether or not the transactions contemplated by any of the Operative Documents shall be consummated, the Companies will pay or cause to be paid (or reimbursed, as the case may be) and will defend, indemnify and hold you (and each other holder of any of the Securities) and each of your (and such other holder's) directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnitee") harmless in respect of all costs, losses, expenses (including, without limitation, the reasonable fees, costs, expenses and disbursements of counsel) and damages (collectively, "Indemnified Costs") incurred by or asserted against any Indemnitee in connection with the negotiation, execution, delivery, performance and/or enforcement of this Agreement or any of the other Operative Documents (including, without limitation, so-called work-outs and/or restructurings and all amendments, waivers and consents hereunder and thereunder, whether or not effected) and/or the consummation of the transactions contemplated hereby and thereby or which may otherwise be related in any way to this Agreement or any other Operative Documents or such transactions or such Indemnitee's relationship to the Companies or any of their Affiliates or any of their respective properties and assets, including, without limitation, any and all Indemnified Costs related in any way to the requirements of any Environmental Laws (as the same may be amended, modified or supplemented from time to time) or to any environmental investigation, assessment, site monitoring, containment, clean up, remediation, removal, restoration, reporting and sampling, whether or not consented to, or requested or approved by, any Indemnitee, and whether or not such Indemnified Cost is attributable to an event or condition originating from any properties or assets of the Companies or any of their respective Subsidiaries or any other properties now, previously or hereafter owned, leased, occupied or operated by the Companies or any of their respective Subsidiaries. Notwithstanding the foregoing, the Companies shall not have any obligation to an Indemnitee under this section 21 with respect to any Indemnified Cost which is finally determined by a court of competent jurisdiction to have arisen solely and directly as a result of the willful misconduct or bad faith of such Indemnitee.

22. Taxes. The Companies will pay all taxes and fees (including interest and penalties), including, without limitation, all recording and filing fees, issuance and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement and each of the other Operative Documents.

23. Communications. All communications provided for herein and, unless explicitly provided otherwise therein, in any of the other Operative Documents shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger. Any such communication must be sent (i) if to the Companies or any of their respective Subsidiaries (or any of them), to such Person at:

                           c/o Harvest Partners, Inc.
                           280 Park Avenue, 33rd floor
                           New York, New York  10017
                           Attention:  Ira D. Kleinman
                           Telecopy:  (212) 812-0100

                           with a copy (which shall not constitute notice) to:

                           Thelen Reid & Priest LLP
                           40 West 57th Street
                           New York, New York 10019-4097
                           Attention: Steven L. Wasserman, Esq.
                           Telecopy No.: (212) 603-2001

or at such other address (or telecopy number) as may be furnished in writing by the Companies to each holder of any Security and (ii) if to you, at your address for such purpose set forth in Schedule I attached hereto, with a copy (which shall not constitute notice) to:

                           Choate, Hall & Stewart
                           Exchange Place
                           53 State Street,
                           Boston, Massachusetts  02109
                           Attention:  Frank B. Porter, Jr., Esq.
                           Telecopy No.:  (617) 248-4000

and if to any other holder of any Security, at the address of such holder as it appears on the applicable register maintained pursuant to section 17, or at such other address as may be furnished in writing by you or by any other holder to the Companies. Communications under this section 23 shall be deemed given only when actually received.

24. Survival of Agreements, Representations and Warranties, etc. All agreements, representations and warranties contained herein and in the other Operative Documents shall be deemed to have been relied upon by you and shall survive the execution and delivery of this Agreement and each of the other Operative Documents, the issue, sale and delivery of the Securities and payment therefor and any disposition of the Securities by you, whether or not any investigation at any time is made by you or on your behalf. All indemnification provisions, including, without limitation, those contained in sections 21 and 22, shall survive the date upon which none of the Securities shall be outstanding and the termination of this Agreement and each of the other Operative Documents.

25. Successors and Assigns; Rights of Other Holders. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents shall bind and inure to the benefit of and be enforceable by the Companies and you, successors to the Companies and your successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each holder from time to time of any Securities who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and thereof. No Company may assign any of its rights or obligations under any of the Operative Documents to which it is a party without the written consent of all of the holders of the Securities then outstanding.

26.      Purchase for Investment; ERISA.

                  (a) You represent and warrant (i) that you have been furnished with all information that you have requested for the purpose of evaluating your proposed acquisition of the Securities to be issued to you pursuant hereto, (ii) that you will acquire such Securities for your own account for investment and not for distribution in any manner that would violate applicable securities laws, but without prejudice to your rights to dispose of such Securities or a portion thereof to a transferee or transferees, in accordance with such laws and the Rights Agreement, if applicable, if at some future time you deem it advisable to do so and (iii) that you are an "accredited investor", as defined in Regulation D of the Commission under the Securities Act. The acquisition of such Securities by you at a Closing shall constitute your confirmation of the foregoing representations and warranties with respect to the Securities acquired by you at such Closing. You understand that such Securities are being sold to you in a transaction which is exempt from the registration requirements of the Securities Act, and that, in making the representations and warranties contained in section 5.16, the Companies are relying, to the extent applicable, upon your representations and warranties contained herein.

                  (b) You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Securities to be purchased by you hereunder:

                           (i) the Source is an "insurance company general
                  account" as defined in Section V(e) of Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and, except as you have disclosed to the Companies in writing pursuant to this section (i), the amount of reserves and liabilities for the general account contract(s) held by or on behalf of any employee benefit plan or group of plans maintained by the same employer or employee organization do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurer; or

                           (ii) the Source is a separate account of an insurance
                  company maintained by you in which an employee benefit plan (or its related trust) has an interest, which separate account is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                           (iii) the Source is either (A) an insurance company
                  pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Companies in writing pursuant to this section (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                           (iv) the Source constitutes assets of an "investment
                  fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the

                  QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Companies and (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Companies in writing pursuant to this section
                  (iv); or

                           (v) the Source is a governmental plan; or

                           (vi) the Source is one or more employee benefit
                  plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Companies in writing pursuant to this section (vi); or

                           (vii) the Source does not include assets of any
                  employee benefit plan, other than a plan exempt from the coverage of ERISA.

         As used in this section 26(b), the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term "QPAM Exemption" means PTE 84-14 (issued March 13,
         1984).

27. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, including the validity hereof and thereof and the rights and obligations of the parties hereunder and thereunder, and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Each of the Companies, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of New York and consents to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. Each of the Companies further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address referred to in section 23 or as otherwise provided under the laws of the State of New York. Notwithstanding the foregoing, each of the Companies agrees that nothing contained in this section 27 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than the State of New York. EACH OF THE COMPANIES IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

28. Miscellaneous. The headings in this Agreement and in each of the other Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement (together with the other Operative Documents) embodies the entire agreement and understanding among you and the Companies and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein and in each of the other Operative Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement or in any of the other Operative Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person. In case any provision in this Agreement or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

29. Certain Limitations. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Operative Documents, none of the Obligors will be required to pay, and none of the holders of any of the Notes shall be permitted to collect, any amount of interest on any of the Notes in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Operative Documents, then in such event (a) the provisions of this section 29 shall govern and control, (b) no Person shall be obligated to pay any Excess Interest, (c) any Excess Interest that any holder of any Note may have received shall be, at the option of such holder, (i) applied as a credit against the outstanding principal amount of such Note or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof or (iii) any combination of the foregoing, (d) the interest rate(s) provided for in this Agreement and in the other Operative Documents shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and/or each of the other Operative Documents, as applicable, shall be deemed to have been and shall be, reformed and modified to reflect such reduction, and (e) none of the Obligors shall have any action against any holder of any of the Notes arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if, for any time period, interest on any of the Notes (or any other obligation under this Agreement or any of the other Operative Documents) is calculated at the Maximum Rate rather than the applicable rate under this Agreement or any of the other Operative Documents, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such obligations shall remain at the Maximum Rate until each payee shall have received the amount of interest which such payee would have received during such period on such obligations had the rate of interest not been limited to the Maximum Rate during such period.

30. Rule 144A. The Companies will take, or will cause to be taken, such action as any holder of Securities may reasonably request from time to time to facilitate any sale or disposition by any such holder of any Securities without registration under the Securities Act and/or any applicable securities laws within the limitation of the exemptions provided by any rule or regulation thereunder, including, without limitation, Rule 144A under the Securities Act.

31.      Regulatory Compliance Cooperation.

         31.1. Exchange for Nonvoting Shares. In the event that any Regulated Investor determines that it has a Regulatory Problem, the Companies shall use reasonable efforts to take such actions as are reasonably requested by such Regulated Investor in order (a) to effectuate and facilitate any transfer by such Regulated Investor of any Securities then held by such Regulated Investor to any Person designated by such Regulated Investor, and (b) to permit such Regulated Investor (or any Affiliate of such Regulated Investor) to exchange all or any portion of any voting Shares of the Holding Company then held by such Person on a share-for-share basis for non-voting Shares of the Holding Company, which shall be identical in all respects to such voting Shares, except that such new Shares shall be nonvoting and shall be convertible into voting Shares on such terms as are reasonably requested by such Regulated Investor in light of regulatory considerations then prevailing. Such actions may include, but shall not necessarily be limited to:

                  (i) entering into such additional agreements as are requested by such Regulated Investor to permit any Person designated by such Regulated Investor to exercise any voting power which is relinquished by such Regulated Investor upon any exchange of voting Shares for nonvoting Shares of the Holding Company; and

                  (ii) entering into such additional agreements, adopting such amendments to the Organizational Documents of the Holding Company and taking such additional actions as are reasonably requested by such Regulated Investor in order to effectuate the intent of the foregoing.

         31.2. Future Securities Issuances. In the event that at any time a Regulated Investor has the right to acquire any securities of the Holding Company (as the result of a preemptive offer, pro rata offer or otherwise), at such Regulated Investor's request the Holding Company will offer to sell to such Regulated Investor non-voting securities on the same terms as would have existed had such Regulated Investor acquired the securities so offered and immediately requested their exchange for non-voting securities pursuant to section 31.1. The Holding Company shall grant to any subsequent holder of Securities originally acquired from any Regulated Investor, upon such Person's request, the same rights granted to the Regulated Investors pursuant to this section 31.

         31.3. Certain Definitions. As used in this section 31, the following terms have the following respective meanings:

         "Regulated Investor" means National City Venture Corporation and any other holder of Securities subject to regulation by a Regulatory Agency.

         "Regulatory Agency" means the U.S. Small Business Administration (or any successor body or agency), the board of Governors of the Federal Reserve System (or any successor body or agency) or any other governmental body or agency charged with the administration of the Small Business Investment Act of 1958, the Bank Holding Company Act of 1956 or any similar, related or successor laws regulating banks, bank holding companies, insurance companies, insurance holding companies, SBICs and their respective subsidiaries.

         "Regulatory Problem" means the assertion by any Regulatory Agency (or the reasonable belief by a Regulated Investor that a substantial risk of such assertion exists) that a Regulated Investor is not entitled to hold, or exercise any significant right with respect to, any of the Securities.


[The remainder of this page is intentionally left blank.]

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal among you and the Companies. Please then return one of such counterparts to the Companies.

                           Very truly yours,

                           LUND INTERNATIONAL HOLDINGS, INC.

                           By /s/ Ira D. Kleinman
                                    Chairman of the Board


                           DEFLECTA-SHIELD CORPORATION

                           By /s/ Ira D. Kleinman
                                    Chairman of the Board


                           LUND INDUSTRIES, INCORPORATED

                           By /s/ Ira D. Kleinman
                                    Chairman of the Board


                           BELMOR AUTOTRON CORP.

                           By /s/ Ira D. Kleinman
                                    Chairman of the Board

                           DFM CORP.

                           By /s/ Ira D. Kleinman
                                    Chairman of the Board


                           AUTO VENTSHADE COMPANY

                           By /s/ Ira D. Kleinman
                                    Chairman of the Board


The foregoing Agreement is hereby
agreed to as of the date thereof.

MASSACHUSETTS MUTUAL LIFE
    INSURANCE COMPANY



By  /s/ Michael L. Klofas
         Managing Director

                           DFM CORP.

                           By /s/ Ira D. Kleinman
                                    Chairman of the Board


                           AUTO VENTSHADE COMPANY

                           By /s/ Ira D. Kleinman
                                    Chairman of the Board


The foregoing Agreement is hereby
agreed to as of the date thereof.

MASSMUTUAL CORPORATE INVESTORS



By  /s/ Michael L. Klofas
         Vice President

The foregoing is executed on behalf of MassMutual
Corporate Investors, organized under a Declaration of Trust, dated September 13, 1985, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property only shall be bound.

                           DFM CORP.

                           By /s/ Ira D. Kleinman
                                    Chairman of the Board


                           AUTO VENTSHADE COMPANY

                           By /s/ Ira D. Kleinman
                                    Chairman of the Board


The foregoing Agreement is hereby
agreed to as of the date thereof.

MASSMUTUAL PARTICIPATION INVESTORS



By  /s/ Michael L. Klofas
         Vice President

The foregoing is executed on behalf of MassMutual
Participation Investors, organized under a Declaration of Trust, dated April 7, 1988, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property only shall be bound.

                           DFM CORP.

                           By /s/ Ira D. Kleinman
                                    Chairman of the Board


                           AUTO VENTSHADE COMPANY

                           By /s/ Ira D. Kleinman
                                    Chairman of the Board


The foregoing Agreement is hereby
agreed to as of the date thereof.

MASSMUTUAL CORPORATE VALUE
   PARTNERS LIMITED

By Massachusetts Mutual Life Insurance
         Company, as Investment Advisor



By  /s/ Michael L. Klofas
         Managing Director

                           DFM CORP.

                           By /s/ Ira D. Kleinman
                                    Chairman of the Board


                           AUTO VENTSHADE COMPANY

                           By /s/ Ira D. Kleinman
                                    Chairman of the Board


The foregoing Agreement is hereby
agreed to as of the date thereof.

NATIONAL CITY VENTURE CORPORATION



By  /s/ Christopher P. Dowd
         Vice President